                                                                    Exhibit 10.1

                                                                       EXECUTION

                          CREDIT AND GUARANTY AGREEMENT

                           DATED AS OF MARCH 22, 2007

                                      AMONG

                              H3C HOLDINGS LIMITED,
                                   AS BORROWER

         3COM CORPORATION, 3COM HOLDINGS LIMITED AND 3COM TECHNOLOGIES,
                              AS HOLDCO GUARANTORS

                                VARIOUS LENDERS,

                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
   AS MANDATED LEAD ARRANGER, BOOKRUNNER, ADMINISTRATIVE AGENT AND SYNDICATION
                                     AGENT,

                                       AND

             INDUSTRIAL AND COMMERCIAL BANK OF CHINA (ASIA) LIMITED,
                               AS COLLATERAL AGENT

                                   ----------

                   $430,000,000 SENIOR SECURED CREDIT FACILITY

                                   ----------

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
SECTION 1. DEFINITIONS AND INTERPRETATION................................      1
   1.1. DEFINITIONS......................................................      1
   1.2. ACCOUNTING TERMS.................................................     30
   1.3. INTERPRETATION, ETC..............................................     30

SECTION 2. LOANS.........................................................     30
   2.1. TERM LOAN........................................................     30
   2.2. [RESERVED].......................................................     31
   2.3. [RESERVED].......................................................     31
   2.4. [RESERVED].......................................................     31
   2.5. PRO RATA SHARES; AVAILABILITY OF FUNDS...........................     31
   2.6. USE OF PROCEEDS..................................................     32
   2.7. EVIDENCE OF DEBT; REGISTER; LENDERS' BOOKS AND RECORDS; NOTES....     32
   2.8. INTEREST ON LOANS................................................     33
   2.9. CONVERSION/CONTINUATION..........................................     34
   2.10. DEFAULT INTEREST................................................     35
   2.11. FEES............................................................     35
   2.12. SCHEDULED PAYMENTS..............................................     35
   2.13. VOLUNTARY PREPAYMENTS...........................................     35
   2.14. MANDATORY PREPAYMENTS...........................................     36
   2.15. APPLICATION OF PREPAYMENTS......................................     38
   2.16. GENERAL PROVISIONS REGARDING PAYMENTS...........................     39
   2.17. RATABLE SHARING.................................................     40
   2.18. MAKING OR MAINTAINING EURODOLLAR RATE LOANS.....................     41
   2.19. INCREASED COSTS; CAPITAL ADEQUACY...............................     43
   2.20. TAXES; WITHHOLDING, ETC.........................................     44
   2.21. OBLIGATION TO MITIGATE..........................................     45
   2.22. REMOVAL OR REPLACEMENT OF A LENDER..............................     46

SECTION 3. CONDITIONS PRECEDENT..........................................     46
   3.1. CLOSING DATE.....................................................     46
   3.2. FURTHER CONDITIONS TO ALL TERM LOANS.............................     47

SECTION 4. REPRESENTATIONS AND WARRANTIES................................     51
   4.1. ORGANIZATION; REQUISITE POWER AND AUTHORITY; QUALIFICATION.......     52
   4.2. EQUITY INTERESTS AND OWNERSHIP...................................     52
   4.3. DUE AUTHORIZATION................................................     52
   4.4. NO CONFLICT......................................................     52
   4.5. GOVERNMENTAL CONSENTS............................................     53
   4.6. BINDING OBLIGATION...............................................     53
   4.7. HISTORICAL FINANCIAL STATEMENTS..................................     53
   4.8. PROJECTIONS......................................................     53
   4.9. NO MATERIAL ADVERSE CHANGE.......................................     54
   4.10. NO RESTRICTED JUNIOR PAYMENTS...................................     54

   4.11. ADVERSE PROCEEDINGS, ETC........................................     54
   4.12. PAYMENT OF TAXES................................................     54
   4.13. PROPERTIES......................................................     54
   4.14. ENVIRONMENTAL MATTERS...........................................     55
   4.15. NO DEFAULTS.....................................................     55
   4.16. MATERIAL CONTRACTS..............................................     55
   4.17. GOVERNMENTAL REGULATION.........................................     55
   4.18. MARGIN STOCK....................................................     56
   4.19. EMPLOYEE MATTERS................................................     56
   4.20. EMPLOYEE PLANS AND PRACTICES....................................     56
   4.21. CERTAIN FEES....................................................     57
   4.22. SOLVENCY........................................................     57
   4.23. ACQUISITION AGREEMENT...........................................     57
   4.24. COMPLIANCE WITH STATUTES, ETC...................................     58
   4.25. DISCLOSURE......................................................     58
   4.26. PATRIOT ACT.....................................................     58
   4.27. PRC-RELATED REPRESENTATIONS.....................................     58

SECTION 5. AFFIRMATIVE COVENANTS.........................................     60
   5.1. FINANCIAL STATEMENTS AND OTHER REPORTS...........................     60
   5.2. EXISTENCE........................................................     64
   5.3. PAYMENT OF TAXES AND CLAIMS......................................     64
   5.4. MAINTENANCE OF PROPERTIES........................................     64
   5.5. INSURANCE........................................................     64
   5.6. BOOKS AND RECORDS; INSPECTIONS...................................     65
   5.7. LENDERS MEETINGS.................................................     65
   5.8. COMPLIANCE WITH LAWS.............................................     65
   5.9. REVERSAL OF NEGATIVE DISTRIBUTABLE RESERVE.......................     65
   5.10. H3C FINANCIAL ASSISTANCE PROCEDURES.............................     65
   5.11. POST-CLOSING COLLATERAL DOCUMENTS AND COUNTERPART AGREEMENT.....     66
   5.12. REDUCTION OF SHARE PREMIUM......................................     67
   5.13. FINANCIAL ASSISTANCE, CORPORATE BENEFIT, ETC....................     67
   5.14. ENVIRONMENTAL...................................................     67
   5.15. SUBSIDIARIES....................................................     68
   5.16. ADDITIONAL MATERIAL REAL ESTATE ASSETS..........................     69
   5.17. ADDITIONAL INTELLECTUAL PROPERTY................................     69
   5.18. OTHER COLLATERAL................................................     70
   5.19. INTEREST RATE PROTECTION........................................     70
   5.20. FURTHER ASSURANCES..............................................     70
   5.21. MISCELLANEOUS COVENANTS.........................................     70
   5.22. PRC-RELATED COVENANTS...........................................     72
   5.23. INTERCOMPANY COVENANT AGREEMENT.................................     73

SECTION 6. NEGATIVE COVENANTS............................................     73
   6.1. INDEBTEDNESS.....................................................     73
   6.2. LIENS............................................................     76
   6.3. NO FURTHER NEGATIVE PLEDGES......................................     78

   6.4. RESTRICTED JUNIOR PAYMENTS.......................................     78
   6.5. RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS.........................     79
   6.6. INVESTMENTS......................................................     79
   6.7. FINANCIAL COVENANTS..............................................     81
   6.8. FUNDAMENTAL CHANGES; DISPOSITION OF ASSETS; ACQUISITIONS.........     82
   6.9. DISPOSAL OF SUBSIDIARY INTERESTS.................................     83
   6.10. SALES AND LEASE-BACKS...........................................     83
   6.11. TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES...................     83
   6.12. CONDUCT OF BUSINESS.............................................     84
   6.13. PERMITTED ACTIVITIES OF BORROWER................................     84
   6.14. AMENDMENTS OR WAIVERS OF ORGANIZATIONAL DOCUMENTS, INTERCOMPANY
            COVENANT AGREEMENT AND CERTAIN MATERIAL CONTRACTS............     84
   6.15. FISCAL YEAR.....................................................     84

SECTION 7. GUARANTY......................................................     85
   7.1. GUARANTY OF THE OBLIGATIONS......................................     85
   7.2. CONTRIBUTION BY GUARANTORS.......................................     85
   7.3. PAYMENT BY GUARANTORS............................................     85
   7.4. LIABILITY OF GUARANTORS ABSOLUTE.................................     86
   7.5. WAIVERS BY GUARANTORS............................................     88
   7.6. GUARANTORS' RIGHTS OF SUBROGATION, CONTRIBUTION, ETC.............     88
   7.7. SUBORDINATION OF OTHER OBLIGATIONS...............................     89
   7.8. CONTINUING GUARANTY..............................................     89
   7.9. AUTHORITY OF GUARANTORS OR BORROWER..............................     89
   7.10. FINANCIAL CONDITION OF BORROWER.................................     89
   7.11. BANKRUPTCY, ETC.................................................     90
   7.12. DISCHARGE OF GUARANTY UPON SALE OF GUARANTOR....................     90
   7.13. DISCHARGE OF GUARANTIES FROM HOLDCO GUARANTORS..................     90

SECTION 8. EVENTS OF DEFAULT.............................................     91
   8.1. EVENTS OF DEFAULT................................................     91

SECTION 9. AGENTS........................................................     94
   9.1. APPOINTMENT OF AGENTS............................................     94
   9.2. POWERS AND DUTIES................................................     94
   9.3. GENERAL IMMUNITY.................................................     95
   9.4. AGENTS ENTITLED TO ACT AS LENDER.................................     96
   9.5. LENDERS' REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENT..........     96
   9.6. RIGHT TO INDEMNITY...............................................     97
   9.7. SUCCESSOR ADMINISTRATIVE AGENT AND COLLATERAL AGENT..............     97
   9.8. COLLATERAL DOCUMENTS AND GUARANTY................................     98

SECTION 10. MISCELLANEOUS................................................     99
   10.1. NOTICES.........................................................     99
   10.2. EXPENSES........................................................    101
   10.3. INDEMNITY.......................................................    101

   10.4. SET-OFF.........................................................    102
   10.5. AMENDMENTS AND WAIVERS..........................................    102
   10.6. SUCCESSORS AND ASSIGNS; PARTICIPATIONS..........................    104
   10.7. INDEPENDENCE OF COVENANTS.......................................    107
   10.8. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS..........    107
   10.9. NO WAIVER; REMEDIES CUMULATIVE..................................    107
   10.10. MARSHALLING; PAYMENTS SET ASIDE................................    107
   10.11. SEVERABILITY...................................................    108
   10.12. OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS.....    108
   10.13. HEADINGS.......................................................    108
   10.14. APPLICABLE LAW.................................................    108
   10.15. CONSENT TO JURISDICTION........................................    108
   10.16. WAIVER OF JURY TRIAL...........................................    109
   10.17. CONFIDENTIALITY................................................    109
   10.18. USURY SAVINGS CLAUSE...........................................    110
   10.19. COUNTERPARTS...................................................    110
   10.20. EFFECTIVENESS..................................................    111
   10.21. PATRIOT ACT....................................................    111
   10.22. ELECTRONIC EXECUTION OF ASSIGNMENTS............................    111
   10.23. JUDGMENT CURRENCY..............................................    111

APPENDICES: A    Term Loan Commitments
            B    Notice Addresses

SCHEDULES:  1.1A Security Principles
            4.1  Jurisdictions of Organization and Qualification
            4.2  Equity Interests and Ownership
            4.13 Real Estate Assets
            4.16 Material Contracts
            4.27 PRC Matters
            6.1  Certain Indebtedness
            6.2  Certain Liens
            6.3  Negative Pledges
            6.5  Certain Restrictions on Subsidiary Distributions
            6.6  Certain Investments
            6.11 Certain Affiliate Transactions

EXHIBITS:   A-1  Funding Notice
            A-2  Conversion/Continuation Notice
            B    Note
            C    Compliance Certificate
            D-1  Opinion of New York Counsel to the Credit Parties
            D-2  Opinion of Hong Kong Counsel to the Credit Parties
            D-3  Opinion of Cayman Counsel to the Credit Parties
            E    Assignment Agreement
            F    [Reserved]
            G-1  Closing Date Certificate
            G-2  Solvency Certificate
            H    Counterpart Agreement
            I-1  Borrower Share Charge
            I-2  Borrower Fixed and Floating Charge
            J-1  Borrower Charge Over Bank Accounts
            J-2  H3C Fixed and Floating Charge
            J-3  H3C Equitable Share Charge
            J-4  H3C Share Mortgage
            K-1  H3C Subsidiary Share Charge (WFOE)
            K-2  H3C Subsidiary Share Charge (Queenhive)

                          CREDIT AND GUARANTY AGREEMENT

          This CREDIT AND GUARANTY AGREEMENT, dated as of March 22, 2007, is entered into by and among H3C HOLDINGS LIMITED, a limited liability company organized under the laws of the Cayman Islands ("BORROWER"), 3COM CORPORATION ("3COM"), 3COM HOLDINGS LIMITED ("3COM HOLDINGS"), 3COM TECHNOLOGIES ("3COM CAYMAN" and, together with 3Com and 3Com Holdings, the "HOLDCO GUARANTORS" and, together with any Guarantor Subsidiaries, the "GUARANTORS"), the Lenders party hereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as Syndication Agent (in such capacity, "SYNDICATION AGENT") and as Administrative Agent (together with its permitted successors in such capacity, "ADMINISTRATIVE AGENT"), and INDUSTRIAL AND COMMERCIAL BANK OF CHINA (ASIA) LIMITED ("ICBC"), as Collateral Agent (together with its permitted successor in such capacity, "COLLATERAL AGENT").

                                    RECITALS:

     WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

     WHEREAS, Lenders have agreed to extend a Term Loan to Borrower, in an aggregate amount not to exceed $430,000,000, the proceeds of which will be used to (i) finance the Acquisition and (ii) pay related transaction costs, fees and expenses in connection with the Acquisition;

     WHEREAS, Borrower has agreed to secure all of its Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on substantially all of its assets, including a charge of all of its Equity Interest in H3C; and

     WHEREAS, Guarantors have agreed to guarantee the obligations of Borrower hereunder; 3Com Cayman has agreed to grant a First Priority Lien on the shares held by 3Com Cayman in the Borrower and in H3C (during the period that 3Com Cayman owns such shares in H3C); and H3C, subject to compliance with Section
5.10 of this Agreement and to applicable governmental approvals, has agreed to grant a First Priority lien on substantially all of its assets, including a charge of all of the Equity Interests owned by H3C in WFOE and Queenhive.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

     1.1. DEFINITIONS. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

          "3COM" as defined in the preamble hereto.

          "3COM SUBSIDIARIES" means the Subsidiaries of 3Com which are not Subsidiaries of Borrower and which may be involved in the Subsidiary Integration Transactions.

          "3COM CAYMAN" as defined in the preamble hereto.

          "3COM HOLDINGS" as defined in the preamble hereto.

          "ACQUISITION" means the acquisition by 3Com Cayman of 49% of the issued and outstanding Equity Interests in H3C pursuant to and in accordance with the terms of the Acquisition Agreement, which Equity Interests shall thereafter immediately be transferred to the Borrower either (x) in satisfaction of the loan made by Borrower to 3Com Cayman and used by 3Com Cayman to fund, in part, the Acquisition or (y) as consideration for the issuance of share(s) by Borrower to 3Com Cayman or (z) some combination of (x) and (y).

          "ACQUISITION AGREEMENT" means, collectively, (x) that certain stock purchase agreement dated as of December 22, 2006 between Seller and 3Com Cayman, as the same may be amended from time to time and (y) the terms of the Shareholders' Agreement that govern 3Com Cayman's bid to purchase 49% of the Equity Interests in H3C that was accepted by Seller in November 2006.

          "ADJUSTED EURODOLLAR RATE" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (and rounding upward to the nearest 1/100 of 1%) (i)
(a) the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate which appears on the page of the Reuters Screen LIBOR01 Page which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the average of the offered quotation rates to first class banks in the London interbank market by Bank of America, N.A., Barclays Bank plc, JPMorganChase Bank, N.A. and The Royal Bank of Scotland Group for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of Administrative Agent, in its capacity as a Lender, for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (a) one minus (b) either (x) with respect to Lenders affected thereby and which are actually maintaining reserves against "Eurocurrency liabilities", the Applicable Reserve Requirement or (y) with respect to all other Lenders, zero.

          "ADMINISTRATIVE AGENT" as defined in the preamble hereto.

          "ADVERSE PROCEEDING" means any action, suit, proceeding, hearing (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Borrower or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the best knowledge of Borrower or any of its Subsidiaries, threatened against or affecting Borrower or any of its Subsidiaries or any property of Borrower or any of its Subsidiaries.

          "AFFECTED LENDER" as defined in Section 2.18(b).

          "AFFECTED LOANS" as defined in Section 2.18(b).

          "AFFILIATE" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

          "AGENT" means each of the Administrative Agent, Syndication Agent and Collateral Agent.

          "AGENT AFFILIATES" as defined in Section 10.1(b).

          "AGGREGATE AMOUNTS DUE" as defined in Section 2.17.

          "AGGREGATE PAYMENTS" as defined in Section 7.2.

          "AGREEMENT" means this Credit and Guaranty Agreement, dated as of March 22, 2007, as it may be amended, supplemented or otherwise modified from time to time.

          "ALLOWED DISTRIBUTABLE RESERVES" means, for any period and with respect to any Person, the lesser of (i) the reserves of such Person generated for the four-Fiscal Quarter period then ended which are permitted by applicable laws, regulations and otherwise to be distributed as dividends or other distribution to the holders of such Person's Equity Interests and (ii) available Cash and Cash Equivalents on hand of such Person as of the date of determination.

          "APPLICABLE MARGIN" means (i) with respect to Eurodollar Rate Loans,
(a) from the Funding Date until the date of delivery of the Compliance Certificate and the audited consolidated financial statements of Borrower and its Subsidiaries for Fiscal Year 2006, a percentage, per annum, determined by reference to the following table as if the Leverage Ratio then in effect were 2.87:1.00, based on an estimated Consolidated Adjusted EBITDA of $150,000,000; provided, that, after delivery of the Compliance Certificate and the audited consolidated financial statements of Borrower and its Subsidiaries for Fiscal Year 2006, if the actual Consolidated Adjusted EBITDA with respect to Fiscal Year 2006 would result in a Leverage Ratio that would require application of a different Applicable Margin pursuant to the below grid, then such revised Applicable Margin shall be applied with retroactive effect to the Funding Date and any excess amounts owed pursuant to such application shall be paid on the next Interest Payment Date; provided, further, that such Applicable Margin then in effect (after delivery of such financial statements) may not be reduced prior to the first anniversary of the Funding Date; and (b) thereafter, a percentage, per annum, determined by reference to the Leverage Ratio in effect at the date such ratio is determined as set forth below:

   LEVERAGE RATIO      APPLICABLE MARGIN
   --------------      -----------------
    > 3.00:1.00              2.25%

< or = 3.00:1.00 but
    >2.00:1.00               2.00%

< or = 2.00:1.00 but
    >1.00:1.00               1.75%

  < or = 1.00:1.00           1.50%

and (ii) with respect to Base Rate Loans, an amount equal to (a) the Applicable Margin for Eurodollar Rate Loans as set forth in clause (i)(a) or (i)(b) above, as applicable, minus (b) 1.00% per annum. No change in the Applicable Margin shall be effective until three Business Days after the date on which Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 5.1(d) calculating the Leverage Ratio. At any time, but only for so long as, Borrower has not submitted to Administrative Agent the applicable information when required under Section 5.1(d) and provided that this is not remedied within five Business Days after notice has been given by Administrative Agent to Borrower, the Applicable Margin shall be determined as if the Leverage Ratio were in excess of 3.00:1.00. Within one Business Day of receipt of the applicable information under Section 5.1(d), Administrative Agent shall give each Lender telefacsimile or telephonic notice (confirmed in writing) of the Applicable Margin in effect from such date.

          "APPLICABLE RESERVE REQUIREMENT" means, at any time, for any Eurodollar Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against "Eurocurrency liabilities" (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained pursuant to regulations issued from time to time by the Board of Governors by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted Eurodollar Rate or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. A Eurodollar Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve

Requirement and the applicable Lender shall as soon as is reasonably practicable notify Borrower in writing of any such change.

          "APPROVED ELECTRONIC COMMUNICATIONS" means any notice, demand, communication, information, document or other material that any Credit Party provides to Administrative Agent pursuant to any Credit Document or the transactions contemplated therein which is distributed to the Agents or to the lenders by means of electronic communications pursuant to Section 10.1(b).

          "ASSET SALE" means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, exclusive license (as licensor or sublicensor), transfer or other disposition to, or any exchange of property with, any Person (other than Borrower or any Guarantor Subsidiary), in one transaction or a series of transactions, of all or any part of Borrower's or any of its Subsidiaries' businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, including the Equity Interests of any of Borrower's Subsidiaries, other than (i) inventory (or other assets) sold, leased or licensed out in the ordinary course of business (excluding any such sales, leases or licenses out by operations or divisions discontinued or to be discontinued), (ii) the disposal of Cash Equivalents in the ordinary course of business for Cash or other Cash Equivalents of equivalent value, (iii) Cash disposed of in connection with the purchase of assets in the ordinary course of business and which purchases are otherwise permitted hereunder, (iv) the sale of banker's acceptances in the ordinary course of business at a discount prior to the maturity thereof, (v) sales, leases or licenses or other disposals of assets of an Excluded Subsidiary to another Excluded Subsidiary and (vi) sales, leases or licenses or other disposals of other assets (not already excluded pursuant to clauses (i) through (v) above) for aggregate consideration of less than $2,000,000 in the aggregate during any Fiscal Year.

          "ASSIGNMENT AGREEMENT" means an Assignment and Assumption Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be approved by Administrative Agent.

          "ASSIGNMENT EFFECTIVE DATE" as defined in Section 10.6(b).

          "AUTHORIZED OFFICER" means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person's chief financial officer or treasurer.

          "AVAILABLE CASH" means, for any period, an amount equal to the sum, without duplication, of (i) Cash and Cash Equivalents on hand at the Borrower and its Guarantor Subsidiaries as of the date of determination, (ii) the Allowed Distributable Reserves of the PRC Subsidiaries for such period and (iii) the amount of Cash utilized in the four-Fiscal Quarter period then ended to pay the Consolidated Debt Service Amount for such four-Fiscal Quarter period.

          "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.

          "BASE RATE" means, for any day, a rate per annum equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "BASE RATE LOAN" means a Loan bearing interest at a rate determined by reference to the Base Rate.

          "BENEFICIARY" means each Agent, Lender and Lender Counterparty.

          "BOARD OF GOVERNORS" means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

          "BORROWER" as defined in the preamble hereto.

          "BORROWER BANK ACCOUNT" means a bank account held in the name of the Borrower with ICBC in Hong Kong in accordance with the terms of this Agreement and the applicable Collateral Documents and subject to a fixed charge in favor of the Collateral Agent.

          "BORROWER CHARGE OVER BANK ACCOUNTS" means a Hong Kong law governed assignment agreement executed by the Borrower in favor of the Collateral Agent substantially in the form of Exhibit J-1, with respect to the Borrower Bank Account and all proceeds therein, as it may be amended, supplemented or otherwise modified from time to time.

          "BORROWER FIXED AND FLOATING CHARGE" means a Cayman Islands law governed charge executed by Borrower in favor of the Collateral Agent substantially in the form of Exhibit I-2, as it may be amended, supplemented or otherwise modified from time to time.

          "BORROWER SECONDARY BANK ACCOUNT" means a bank account held in the name of the Borrower with ICBC in Hong Kong in accordance with terms of this Agreement and the applicable Collateral Documents and subject to a floating charge in favor of the Collateral Agent.

          "BORROWER SHARE CHARGE" means a Cayman Islands law governed equitable charge executed by 3Com Cayman in favor of the Collateral Agent substantially in the form of Exhibit I-1, with respect to all of the Equity Interests of the Borrower, as it may be amended, supplemented or otherwise modified from time to time.

          "BUSINESS DAY" means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York, the United Kingdom or Hong Kong or is a day on which banking institutions located in the State of New York, the United Kingdom or Hong Kong are authorized or required by law or other governmental action to close; provided that, notwithstanding the foregoing, "BUSINESS DAY" shall not include the United Kingdom with respect to the four Business Days notice requirement in connection with delivery of the Funding Notice pursuant to Section 3.2(b), and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, the term "BUSINESS DAY" shall mean any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

          "CAPITAL LEASE" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

          "CASH" means money, currency or a credit balance in any current, demand or Deposit Account.

          "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances or time deposits maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; (v) shares of any money market mutual fund that
(a) provides daily liquidity, (b) has an objective to maintain a stable net asset value of $1 (or equivalent currency), (c) has net assets of not less than $500,000,000, and (d) has the highest rating obtainable from either S&P or Moody's; (vi) direct obligations of the sovereign nation (or any agency thereof) in which a Credit Party is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), in each case maturing within a year after such date and having, at the time of the acquisition thereof, a rating equivalent to (x) at least BB from S&P and at least Ba2 from Moody's with respect to no more than 20% of all Cash Equivalents, (y) at least BBB- from S&P and at least Baa3 from Moody's with respect to no more than 50% of all Cash Equivalents and (z) at least A- from S&P and at least A3 from Moody's with respect to the balance of the Cash Equivalents; provided that, clauses (x) and (y) of this clause (vi) shall only be permitted with respect to regional banking relationships of such Credit Party, (vii) Investments of the type and maturity described in clauses
(i) through (vi) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings, and are not in excess of the amounts in relations to such ratings, as described in clause (vi); provided that clauses
(a) and (b) of subsection (iv) and clause (d) of subsection (v) shall not apply,
(viii) bankers acceptances from foreign obligors, which investments or obligors (or the parents of such obligors) have ratings, and are not in excess of the amounts in relations to such ratings, as described in clause (vi), and (ix) shares of money market mutual or similar funds which invest exclusively in assets otherwise satisfying the requirements of this definition. For purposes of this definition, "foreign" shall mean outside of the United States.

          "CHANGE OF CONTROL" means, at any time, (i) (x) 3Com Cayman shall cease to directly beneficially own and control 100% on a fully diluted basis of the economic and voting interests in the Equity Interests of Borrower or (y) 3Com shall cease to beneficially own and control, directly or indirectly, 100% on a fully diluted basis of the economic and voting interests in the Equity Interests of Borrower; (ii) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than 3Com Cayman or 3Com (or the shareholders of 3Com) (a) shall have acquired beneficial ownership of any voting and/or economic interest in the Equity Interests of Borrower or (b) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of Borrower; (iii) Borrower shall cease to beneficially own and control 100% on a fully diluted basis of the economic and voting interest in the Equity Interests of H3C; or
(iv) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of Borrower or H3C cease to be occupied by Persons who either (a) were members of the board of directors of the Borrower or H3C, as applicable, immediately following the Acquisition or (b) were appointed by 3Com or any of its wholly-owned Subsidiaries which is a direct or indirect parent entity of the Borrower or were nominated for election by the board of directors of the Borrower or H3C, as applicable.

          "CLOSING DATE" means the date on which the conditions set forth in
Section 3.1 have been satisfied or waived in accordance with the terms thereof and this Agreement has been executed by all the parties hereto.

          "CLOSING DATE CERTIFICATE" means a Closing Date Certificate substantially in the form of Exhibit G-1.

          "COLLATERAL AGENT" as defined in the preamble hereto.

          "COLLATERAL DOCUMENTS" means the Borrower Share Charge, the Borrower Fixed and Floating Charge, the H3C Equitable Share Charge, the H3C Share Mortgage, the H3C Fixed and Floating Charge, the H3C Subsidiary Share Charge
(WFOE), the H3C Subsidiary Share Charge (Queenhive) and the Borrower Charge Over Bank Accounts, together with all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.

          "COMMITMENT" means any Term Loan Commitment.

          "COMPLIANCE CERTIFICATE" means a Compliance Certificate substantially in the form of Exhibit C.

          "CONSOLIDATED ADJUSTED EBITDA" means, for any period, an amount determined for Borrower and its Subsidiaries on a consolidated basis equal to
(i) Consolidated Net Income, plus, to the extent reducing Consolidated Net Income, the sum, without duplication, of amounts for (a) consolidated interest expense, (b) provisions for taxes based on income, (c) total depreciation expense, (d) total amortization expense, (e) charges for non-recurring and unusual items in an aggregate amount not to exceed $10,000,000 per Fiscal Year,
(f) the non-
accrued portion of the EARP expenses incurred due to the change of control triggered pursuant to the Acquisition in an aggregate amount not to exceed $70,000,000 and (g) other non-Cash charges reducing Consolidated Net Income (excluding any such non-Cash charge to the extent that it represents an accrual or reserve for potential Cash charge in any future period or amortization of a prepaid Cash charge that was paid in a prior period), minus (ii) other non-Cash gains increasing Consolidated Net Income for such period (excluding any such non-Cash gain to the extent it represents the reversal of an accrual or reserve for potential Cash charge in any prior period).

          "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures of Borrower and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in "purchase of property and equipment" or similar items reflected in the consolidated statement of cash flows of Borrower and its Subsidiaries.

          "CONSOLIDATED CURRENT ASSETS" means, as at any date of determination, the total assets of Borrower and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

          "CONSOLIDATED CURRENT LIABILITIES" means, as at any date of determination, the total liabilities of Borrower and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt.

          "CONSOLIDATED DEBT SERVICE AMOUNT" means, for any period, the sum, without duplication, of the amounts determined for Borrower and its Subsidiaries on a consolidated basis equal to (i) Consolidated Interest Expense and (ii) scheduled payments of principal on Consolidated Total Debt.

          "CONSOLIDATED EXCESS CASH FLOW" means, for any Fiscal Year, an amount (if positive) equal to: (I) the lesser of (x) the reserves of the PRC Subsidiaries generated for such Fiscal Year which are permitted by applicable laws, regulations and otherwise to be distributed as dividends or other distribution to H3C and (y) (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Adjusted EBITDA plus (b) the Consolidated Working Capital Adjustment, minus (ii) the sum, without duplication, of the amounts for such period paid in cash from operating cash flow of (a) Consolidated Capital Expenditures (net of any proceeds of (x) any related financings with respect to such expenditures and (y) any sales of assets used to finance such expenditures) and (b) provisions for current taxes based on income of Borrower and its Subsidiaries and payable in cash with respect to such period, minus (II) the sum, without duplication, of the amounts paid in cash or scheduled to be paid in cash, as the case may be, from operating cash flow of
(a) scheduled repayments of Indebtedness for borrowed money for the next succeeding 12 month period and (b) Consolidated Interest Expense for such period.

          "CONSOLIDATED INTEREST EXPENSE" means, for any period and without duplication, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Borrower and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Agreements, but excluding, however, any amount not payable in Cash and any amounts referred to in Section 2.11 payable on or before the Funding Date.

          "CONSOLIDATED NET INCOME" means, for any period, (i) the net income (or loss) of Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, including the amount of software subsidies actually received by either PRC Subsidiary, excluding, to the extent included in net income and without duplication, (ii) (a) the income (or loss) of any Person (other than a Subsidiary of Borrower) in which any other Person (other than Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Borrower or any of its Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Borrower or is merged into or consolidated with Borrower or any of its Subsidiaries or that Person's assets are acquired by Borrower or any of its Subsidiaries, (c) except with respect to Disallowed Distributable Reserves, the income of any Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) any after-tax net gains or losses attributable to Asset Sales or returned surplus assets of any applicable Employee Plan, and (e) (to the extent not included in clauses (a) through (d) above) any after-tax net extraordinary gains or losses.

          "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED WORKING CAPITAL" means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

          "CONSOLIDATED WORKING CAPITAL ADJUSTMENT" means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

          "CONTRACTUAL OBLIGATION" means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

          "CONTRIBUTING GUARANTORS" as defined in Section 7.2.

          "CONVERSION/CONTINUATION DATE" means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

          "CONVERSION/CONTINUATION NOTICE" means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.

          "COPYRIGHTS" means all United States and foreign copyrights (including community designs), including but not limited to copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or not registered, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor, (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof, and (v) all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.

          "COUNTERPART AGREEMENT" means a Counterpart Agreement substantially in the form of Exhibit H delivered by a Credit Party pursuant to Section 5.11 or 5.15.

          "CREDIT DATE" means the date of a Credit Extension.

          "CREDIT DOCUMENT" means any of this Agreement, the Notes, if any, the Collateral Documents, and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of any Agent or any Lender in connection herewith.

          "CREDIT EXTENSION" means the making of a Loan.

          "CREDIT PARTY" means each Person (other than the Holdco Guarantors and other than any Agent or any Lender or any other representative thereof) from time to time party to a Credit Document.

          "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with Borrower's and its Subsidiaries' operations and not for speculative purposes.

          "DEBT SERVICE COVERAGE RATIO" means the ratio as of the last day of any Fiscal Quarter of (i) Available Cash to (ii) the Consolidated Debt Service Amount for the four-Fiscal Quarter Period then ending.

          "DEFAULT" means a condition or event that, after notice or lapse of time or both as specified in Section 8, would constitute an Event of Default.

          "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

          "DISALLOWED DISTRIBUTABLE RESERVES" means the amount of the income of the Subsidiaries of Borrower to the extent that the declaration or payment of dividends or similar distributions by any such Subsidiary of that amount of income is not at the time permitted as a result of application of regulations with respect to the distributable reserves of any such Subsidiary.

          "DISQUALIFIED EQUITY INTERESTS" means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures or is mandatorily redeemable (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), in whole or in part, (iii) provides for the scheduled payments or dividends in cash, or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Maturity Date of the Term Loans, except, in the case of clauses (i) and (ii), if as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of such a change of control or asset sale event are subject to the prior payment in full of all Obligations.

          "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

          "EARP" means the H3C Equity Appreciation Rights Plan approved in October 2004 and as amended from time to time.

          "ELIGIBLE ASSIGNEE" means (i) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and (ii) any commercial bank, insurance company, investment or mutual fund or other entity that is an "accredited investor" (as defined in Regulation D under the Securities Act) and which extends credit or buys loans; provided, that such Person is not an Affiliate of Borrower.

          "EMPLOYEE PLAN" means any employee benefit plan maintained by Borrower or any of its Subsidiaries that is mandated or governed by any law, rule or regulation of any Government Authority.

          "ENVIRONMENTAL CLAIM" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or
(iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

          "ENVIRONMENTAL LAWS" means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Borrower or any of its Subsidiaries or any Facility.

          "EQUITY INTERESTS" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

          "EURODOLLAR RATE LOAN" means a Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

          "EVENT OF DEFAULT" means each of the conditions or events set forth in
Section 8.1.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

          "EXCLUDED SUBSIDIARY" means each of the Subsidiaries of the Borrower in existence immediately following the Acquisition and any other Excluded Subsidiaries formed or acquired by the Borrower or any of its Subsidiaries (subject to the terms of this Agreement), other than the PRC Subsidiaries and H3C; provided, however, each such Excluded Subsidiary and its Subsidiaries accounts for (i) less than 5% of the consolidated assets of Borrower and its Subsidiaries as of the last day of the most recently ended Fiscal Quarter and
(ii) less than 5% of Consolidated Adjusted EBITDA of Borrower and its Subsidiaries for the most recently ended period of four consecutive Fiscal Quarters; provided further, however, (i) the aggregate assets (excluding intercompany indebtedness) of the Excluded Subsidiaries and their Subsidiaries, as consolidated in the consolidated financial statements of Borrower and its Subsidiaries, shall account for no more than 10% of the consolidated assets of Borrower and its Subsidiaries as of the last day of the most recently ended Fiscal Quarter or (ii) the aggregate portion of Consolidated Adjusted EBITDA attributable to the Excluded Subsidiaries and their Subsidiaries, as consolidated in the consolidated financial statements of Borrower and its Subsidiaries, for the most recently ended period of four consecutive Fiscal Quarters shall account for no more than 10% of the Consolidated Adjusted EBITDA of Borrower and its Subsidiaries for such period. To the extent necessary to comply with the second proviso of this definition, Borrower shall designate sufficient Excluded Subsidiaries as Guarantors, subject to the Agreed Security Principles set forth on Schedule 1.1A (it being understood that if application of such provisions would prohibit the designation of such Excluded Subsidiary as a Guarantor, such designation shall not be required until such time as it would be permitted by application of such Agreed Security Principles and until such time such Subsidiary shall continue to be an Excluded Subsidiary for purposes hereof), to eliminate such condition, such designation to occur not later than thirty (30) Business Days after the earlier of (x) the delivery pursuant to
Section 5.1(b) or (c) of financial statements of Borrower for the period during which the condition requiring such designation shall first have existed and (y) in the event the condition requiring such designation is known to an Authorized Officer of Borrower to exist as a result of an acquisition, disposition or transfer of material assets (including Equity Interests), the date of such acquisition, disposition or transfer. Excluded Subsidiaries designated as Guarantors pursuant to the two provisos of this definition shall for all purposes of this Agreement cease to be Excluded Subsidiaries and constitute Guarantors upon such designation.

          "EXCLUDED TAXES" means any income, franchise, branch profits or any other similar Tax imposed on (or measured by) net income or profits of the Administrative Agent or any Lender and any Tax imposed as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Credit Document).

          "FACILITY" means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Borrower or any of its Subsidiaries or any of their respective predecessors or Affiliates.

          "FAIR SHARE CONTRIBUTION AMOUNT" as defined in Section 7.2.

          "FAIR SHARE" as defined in Section 7.2.

          "FEDERAL FUNDS EFFECTIVE RATE" means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent, in its capacity as a Lender, on such day on such transactions as reasonably determined by Administrative Agent.

          "FINANCIAL OFFICER CERTIFICATION" means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of Borrower that such financial statements fairly present, in all material respects, the financial condition of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

          "FINANCIAL PLAN" as defined in Section 5.1(i).

          "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien.

          "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

          "FISCAL YEAR" means the fiscal year of Borrower and its Subsidiaries ending on December 31 of each calendar year.

          "FUNDING DATE" means the date on which the conditions set forth in
Section 3.2 have been satisfied or waived in accordance with the terms thereof and the Loans have been made to Borrower.

          "FUNDING DATE COLLATERAL" means, collectively, (a) all of the real, personal and mixed property (including Equity Interests) of the Credit Parties as of the Closing Date excluding the real, personal and mixed property of H3C and its Subsidiaries, the assets to be subject to the H3C Share Mortgage and the Equity Interests held by H3C in WFOE and Queenhive, and (b) the Equity Interests of 3Com Cayman in the Borrower (including any rights to receive dividends and other distributions in respect thereof).

          "FUNDING GUARANTORS" as defined in Section 7.2.

          "FUNDING NOTICE" means a notice substantially in the form of Exhibit A-1.

          "GAAP" means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

          "GOVERNMENTAL ACTS" means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

          "GOVERNMENTAL AUTHORITY" means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, the Cayman Islands, Hong Kong Special Administrative Region of the People's Republic of China, PRC or a foreign entity or government.

          "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

          "GUARANTEED OBLIGATIONS" as defined in Section 7.1.

          "GUARANTOR" means each of 3Com, 3Com Holdings, 3Com Cayman and each Subsidiary of Borrower (other than the Excluded Subsidiaries and the PRC Subsidiaries).

          "GUARANTOR SUBSIDIARY" means each Guarantor other than the Holdco Guarantors.

          "GUARANTY" means the guaranty of each Guarantor set forth in Section
7.

          "H3C" means Huawei-3Com Co., Limited (which is expected to change its name to "H3C Technologies Co., Limited"), a company incorporated with limited liability under the laws of Hong Kong.

          "H3C BANK ACCOUNT" means a bank account held in the name of H3C with ICBC in Hong Kong in accordance with terms of this Agreement and the applicable Collateral Documents and subject to a fixed charge in favor of the Collateral Agent.

          "H3C EQUITABLE SHARE CHARGE" means a Hong Kong law governed equitable charge executed by 3Com Cayman in favor of the Collateral Agent substantially in the form of Exhibit J-3, with respect to all of the Equity Interests of H3C (during such period that 3Com Cayman owns such Equity Interest of H3C), as it may be amended, supplemented or otherwise modified from time to time.

          "H3C FIXED AND FLOATING CHARGE" means a Hong Kong law fixed and floating charge executed by H3C in favor of the Collateral Agent substantially in the form of Exhibit J-2, as it may be amended, supplemented or otherwise modified from time to time.

          "H3C SECONDARY BANK ACCOUNT" means a bank account held in the name of H3C with ICBC in Hong Kong in accordance with terms of this Agreement and the applicable Collateral Documents and subject to a floating charge in favor of the Collateral Agent.

          "H3C SHARE MORTGAGE" means a Hong Kong law governed legal charge executed by the Borrower in favor of the Collateral Agent substantially in the form of Exhibit J-4, with respect to all of the Equity Interests of H3C, as it may be amended, supplemented or otherwise modified from time to time.

          "H3C SUBSIDIARY SHARE CHARGE (QUEENHIVE)" means a PRC law governed pledge executed by H3C in favor of the Collateral Agent substantially in the form of Exhibit K-2, with respect to all of the Equity Interests of Queenhive, as it may be amended, supplemented or otherwise modified from time to time.

          "H3C SUBSIDIARY SHARE CHARGE (WFOE)" means a PRC law governed pledge executed by H3C in favor of the Collateral Agent substantially in the form of Exhibit K-1, with respect to all of the Equity Interests of WFOE, as it may be amended, supplemented or otherwise modified from time to time.

          "HAZARDOUS MATERIALS" means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

          "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

          "HEDGE AGREEMENT" means an Interest Rate Agreement or a Currency Agreement entered into with a Lender Counterparty and reasonably satisfactory to the Administrative Agent (whose consent shall not be unreasonably withheld or delayed).

          "HIGHEST LAWFUL RATE" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

          "HISTORICAL FINANCIAL STATEMENTS" means as of the Closing Date, (i) the audited financial statements of H3C and its Subsidiaries, for Fiscal Years 2003, 2004 and 2005, consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Years, and (ii) the unaudited financial statements of H3C and its Subsidiaries for each Fiscal Quarter following Fiscal Year 2005, consisting of a balance sheet and the related consolidated statements of income, stockholders' equity and cash flows for the three-, six-or nine-month period, as applicable, ending on such date, and, in the case of clauses (i) and (ii), certified by the chief financial officer of either the Borrower or 3Com Cayman that they fairly present, in all material respects, the financial condition of H3C and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

          "HOLDCO GUARANTORS" as defined in the preamble hereto

          "INCREASED-COST LENDERS" as defined in Section 2.22.

          "INDEBTEDNESS", as applied to any Person, means, without duplication,
(i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money except for payables to trade creditors in the ordinary course of business; (iv) any obligation owed for all or any part of the deferred purchase price of property or services, which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument except for payables to trade creditors in the ordinary course of business; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) Disqualified Equity Interests, (viii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (ix) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof (but only where the obligation of the obligor constitutes Indebtedness) will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (x) any liability of such Person for an obligation of another (but only where the obligation of the obligor constitutes Indebtedness) through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (x), the primary purpose or intent thereof is as described in clause (ix) above; and
(xi) the marked to market value of all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including any Interest Rate Agreement and Currency Agreement, whether entered into for hedging or speculative purposes; provided, in no event shall obligations under any Interest Rate Agreement and any Currency Agreement be deemed "Indebtedness" for any purpose under Section 6.7; provided, further, that receivables sold or discounted on a non-recourse basis to the Borrower or any of its Subsidiaries shall not constitute "Indebtedness" hereunder.

          "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), actions, judgments, suits, costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any reasonable fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders' agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (ii) the commitment letter (and any related fee letter) delivered by any Agent or any Lender to Borrower with respect to the transactions contemplated by this Agreement; or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Borrower or any of its Subsidiaries.

          "INDEMNITEE" as defined in Section 10.3.

          "INSTALLMENT" as defined in Section 2.12.

          "INTELLECTUAL PROPERTY" means, collectively, all Copyrights, Patents, Trademarks and Trade Secrets.

          "INTERCOMPANY COVENANT AGREEMENT" means that certain stock transfer agreement dated no later than Closing Date between 3Com Cayman and the Borrower, as the same may be amended from time to time and the terms of which are reasonably acceptable to the Administrative Agent.

          "INTEREST COVERAGE RATIO" means the ratio as of the last day of any Fiscal Quarter of (i) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period then ended less the Disallowed Distributable Reserves for such four-Fiscal Quarter period to (ii) Consolidated Interest Expense for such four-Fiscal Quarter period.

          "INTEREST PAYMENT DATE" means with respect to (i) any Loan that is a Base Rate Loan each March 28 and September 28, commencing on September 28, 2007 through the Term Loan Maturity Date and (ii) any Loan that is a Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan.

          "INTEREST PERIOD" means, in connection with a Eurodollar Rate Loan,
(x) an interest period of six-months and (y) with respect to application of
Section 2.8(b) only, an interest period of one-, two-, three- or five- months,
(i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c), of this definition, end on the last Business Day of a calendar month; (c) no Interest Period with respect to any portion of Term Loans shall extend beyond the Term Loan Maturity Date; and
(d) the last Interest Period pursuant to clause (y) above shall end on (but exclude) the date of the first Installment to be made pursuant to Section 2.12.

          "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with Borrower's and its Subsidiaries' operations and not for speculative purposes.

          "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

          "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

          "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Borrower or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than a Guarantor Subsidiary); (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Borrower from any Person (other than Borrower or any Guarantor Subsidiary), of any Equity Interests of such Person; and (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contributions by Borrower or any of its Subsidiaries to any other Person (other than Borrower or any Guarantor Subsidiary), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, provided that notes receivable in the form of bankers' acceptances relating to customer sales in the ordinary course of business shall not be considered as Investments. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

          "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

          "LANDLORD CONSENT AND ESTOPPEL" means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, pursuant to which, among other things, the landlord consents to the granting of a mortgage on such Leasehold Property by the Credit Party tenant, such Landlord Consent and Estoppel to be in form and substance acceptable to Collateral Agent in its reasonable discretion.

          "LEASEHOLD PROPERTY" means any leasehold interest of any Credit Party as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Collateral Agent in its sole discretion as not being required to be included in the Collateral.

          "LENDER" means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement.

          "LENDER COUNTERPARTY" means each Lender or any Affiliate of a Lender counterparty to a Hedge Agreement (including any Person who is a Lender (and any Affiliate thereof) as of the Closing Date but subsequently, whether before or after entering into a Hedge Agreement, ceases to be a Lender), including each such Affiliate that enters into a joinder agreement with Collateral Agent.

          "LEVERAGE RATIO" means the ratio as of the last day of any Fiscal Quarter of (i) Consolidated Total Debt as of such day to (ii) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ending on such date.

          "LICENSED INTELLECTUAL PROPERTY" means any interest of any Credit Party as licensee or sublicensee under any license of Intellectual Property, other than any such interest that has been designated from time to time by Collateral Agent as not being required to be included in the Collateral.

          "LICENSOR CONSENT AND ESTOPPEL" means, with respect to any Licensed Intellectual Property, a letter, certificate or other instrument in writing from the licensor under the related license, pursuant to which, among other things, the licensor consents to the granting of a Lien on such Licensed Intellectual Property by the Credit Party, such Licensor Consent and Estoppel to be in form and substance acceptable to Collateral Agent in its reasonable discretion.

          "LIEN" means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease or license in the nature of any of the foregoing) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

          "LOAN" means a Term Loan.

          "MARGIN STOCK" as defined in Regulation U of the Board of Governors as in effect from time to time.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on and/or material adverse developments with respect to (i) the business or financial condition or prospects of Borrower and its Subsidiaries taken as a whole; (ii) the ability of any Credit Party or Holdco Guarantor to fully and timely perform its Obligations; (iii) the legality, validity, binding effect or enforceability against a Credit Party or Holdco Guarantor of a Credit Document to which it is a party; or (iv) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any Secured Party under any Credit Document unless solely caused by the gross negligence or willful misconduct of such Agent, Lender or Secured Party.

          "MATERIAL CONTRACT" means any contract or other arrangement to which Borrower or any of its Subsidiaries is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

          "MATERIAL REAL ESTATE ASSET" means (i) (a) any fee-owned Real Estate Asset having a fair market value in excess of $2,000,000 as of the date of the acquisition thereof and (b) all Leasehold Properties other than those with respect to which the aggregate payments under the term of the lease are less than $1,000,000 per annum or (ii) any Real Estate Asset that the Requisite Lenders have determined in good faith is material to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower or any Subsidiary thereof.

          "MOODY'S" means Moody's Investor Services, Inc.

          "NAIC" means The National Association of Insurance Commissioners, and any successor thereto.

          "NARRATIVE REPORT" means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of Borrower and its Subsidiaries in the form prepared for presentation to senior management thereof for the applicable period and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate.

          "NET ASSET SALE PROCEEDS" means, with respect to any Asset Sale, an amount equal to: (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by Borrower or any of its Subsidiaries from such Asset Sale, minus (ii) any bona fide costs incurred in connection with such Asset Sale, including (a) income or gains taxes payable by the seller in connection with such Asset Sale or any other taxes payable by Seller in connection with such Asset Sale, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale and (c) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller's indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Borrower or any of its Subsidiaries in connection with such Asset Sale.

          "NET INSURANCE/CONDEMNATION PROCEEDS" means an amount equal to: (i) any Cash payments or proceeds received by Borrower or any of its Subsidiaries
(a) under any casualty insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any assets of Borrower or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and bona fide costs incurred by Borrower or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Borrower or such Subsidiary in respect thereof, and (b) any bona fide costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including income taxes payable in connection therewith and any other taxes payable in connection therewith.

          "NONPUBLIC INFORMATION" means information which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD.

          "NOTE" means a promissory note in the form of Exhibit B, as it may be amended, supplemented or otherwise modified from time to time.

          "NOTICE" means a Funding Notice or a Conversion/Continuation Notice.

          "OBLIGATIONS" means all obligations of every nature of each Credit Party and each Holdco Guarantor, including obligations from time to time owed to the Agents (including former Agents), the Lenders or any of them and Lender Counterparties, under any Credit Document or Hedge Agreement, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party or Holdco Guarantor, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party or Holdco Guarantor for such interest in the related bankruptcy proceeding), payments for early termination of Hedge Agreements, fees, expenses, indemnification or otherwise.

          "OBLIGEE GUARANTOR" as defined in Section 7.7.

          "ORGANIZATIONAL DOCUMENTS" means (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws or memorandum and articles of association, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement (if any), as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such "Organizational Document" shall only be to a document of a type customarily certified by such governmental official.

          "PATENTS" means all United States and foreign patents and certificates of invention or similar industrial property rights, including but not limited to and applications for any of the foregoing, copyrights (including community designs), including but not limited to: (i) all registrations and applications therefor, (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and re-examinations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements thereof, and (vi) all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.

          "PERMITTED ACQUISITION" means any acquisition by Borrower or any of its wholly-owned Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, not less than 51% of the Equity Interests of, or a business line or unit or a division of, any Person; provided,

               (i) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

               (ii) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

               (iii) in the case of the acquisition of Equity Interests, all of the Equity Interests (except for any such Securities in the nature of directors' qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Subsidiary of Borrower in connection with such acquisition shall be owned 100% by Borrower or a Subsidiary thereof, and Borrower, shall subject to Section 5.13, have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of Borrower, each of the actions set forth in Sections 5.15 and/or 5.16, as applicable;

               (iv) Borrower and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 6.7 on a pro forma basis after giving effect to such acquisition as of the last day of the Fiscal Quarter most recently ended, (as determined in accordance with Section 6.7(e));

               (v) Borrower shall have delivered to Administrative Agent (A) at least 10 Business Days prior to such proposed acquisition, (i) a Compliance Certificate evidencing compliance with Section 6.7 as required under clause
     (iv) above and (ii) all other relevant financial information with respect to such acquired assets, including the aggregate consideration for such acquisition and any other information required to demonstrate compliance with Section 6.7 and (B) promptly upon request by Administrative Agent, (i) a copy of the purchase agreement related to the proposed

     Permitted Acquisition (and any related documents reasonably requested by Administrative Agent) and (ii) quarterly and annual financial statements of the Person whose Equity Interests or assets are being acquired for the twelve month (12) month period immediately prior to such proposed Permitted Acquisition, including any audited financial statements that are available; and

               (vi) any Person or assets or division as acquired in accordance herewith shall be in same business or lines of business in which Borrower and/or its Subsidiaries are engaged as of the Closing Date or any business directly related, ancillary or complementary to such business.

          "PERMITTED LIENS" means each of the Liens permitted pursuant to
Section 6.2.

          "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

          "PLATFORM" as defined in Section 5.1(o).

          "PRC" means The People's Republic of China, which, for the purposes of this Agreement only, shall not include Hong Kong, Macau or Taiwan.

          "PRC SUBSIDIARIES" means each of WFOE and Queenhive and any future Subsidiary which is a PRC entity formed or acquired in accordance with the terms of this Agreement.

          "PRIME RATE" means the rate of interest quoted in The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation's thirty (30) largest banks), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

          "PRINCIPAL OFFICE" means, for Administrative Agent, such Person's "Principal Office" as set forth on Appendix B, or such other office or office of a third party or sub-agent, as appropriate, as such Person may from time to time designate in writing to Borrower and each Lender.

          "PROJECTIONS" as defined in Section 4.8.

          "PRO RATA SHARE" means with respect to all payments, computations and other matters relating to any Lender, the percentage obtained by dividing (a) the Term Loan Exposure of that Lender by (b) the aggregate Term Loan Exposure of all Lenders.

          "QUALIFYING SUBORDINATED INDEBTEDNESS" mean Indebtedness which (i) is unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the intercompany notes evidencing such Indebtedness,
(ii) has a maturity date no less than six months after the Term Loan Maturity Date and (iii) carries a rate of interest as may be agreed between the parties thereto and such interest rate shall be "payable-in-kind" and capitalized to the principal thereof for so long as any Loans are outstanding.

          "QUEENHIVE" means Hangzhou QueenHive Software Co., Ltd.

          "REAL ESTATE ASSET" means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Credit Party in any real property.

          "RECORD DOCUMENT" means, with respect to (A) any Leasehold Property,
(i) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (ii) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Collateral Agent and (B) Licensed Intellectual Property, (i) the license evidencing such Intellectual Property or a memorandum thereof, executed and acknowledged by the licensor of the affected Intellectual Property, or (ii) if such Licensed Intellectual Property was acquired or licensed from the holder of licensed rights or interests in the Intellectual Property, the applicable assignment or license document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon filing or recordation in the U.S. Patent and Trademark Office, U.S. Copyright Office, or any foreign equivalent place of filing, of the transfer of such holder's rights or interests and otherwise in form reasonably satisfactory to Collateral Agent.

          "RECORDED LEASEHOLD INTEREST" means a Leasehold Property with respect to which a Record Document has been recorded in all places necessary or desirable, in Collateral Agent's reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property.

          "RECORDED LICENSE INTEREST" means Licensed Intellectual Property with respect to which a Record Document has been recorded in all places necessary or desirable, in Collateral Agent's reasonable judgment, to give constructive notice of such Licensed Intellectual Property to bona fide purchasers, mortgagees, transferees and licensees of the affected Intellectual Property.

          "REGISTER" as defined in Section 2.7(b).

          "REGULATION D" means Regulation D of the Board of Governors, as in effect from time to time.

          "REGULATION FD" means Regulation FD as promulgated by the US Securities and Exchange Commission under the Securities Act and Exchange Act as in effect from time to time.

          "RELATED FUND" means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

          "REPLACEMENT LENDER" as defined in Section 2.22.

          "REQUISITE LENDERS" means one or more Lenders having or holding Term Loan Exposure and representing more than 50% of the aggregate Term Loan Exposure of all Lenders.

          "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Borrower now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrower now or hereafter outstanding and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Qualifying Subordinated Indebtedness.

          "RESTRICTION" as defined in Section 2.14(g).

          "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Corporation.

          "SECURED PARTIES" means the Lenders and the Lender Counterparties, and shall include, without limitation, all former Lenders and Lender Counterparties to the extent that any Obligations owing to such Persons were incurred while such Persons were Lenders or Lender Counterparties and such Obligations have not been paid or satisfied in full.

          "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

          "SELLER" means Shenzhen Huawei Investment & Holding Co., Ltd., a limited liability company organized and existing under the laws of the People's Republic of China.

          "SHAREHOLDERS' AGREEMENT" means that certain shareholders' agreement by and among Seller, 3Com Cayman and H3C dated as of November 15, 2003, as amended.

          "SOLVENCY CERTIFICATE" means a Solvency Certificate of the chief financial officer or any director with significant financial responsibility of Borrower and each Guarantor substantially in the form of Exhibit G-2.

          "SOLVENT" means, with respect to any Credit Party, that as of the date of determination, both (i) (a) the sum of such Credit Party's debt (including contingent liabilities) does not exceed the present fair saleable value of such Credit Party's present assets; (b) such Credit Party's capital is not unreasonably small in relation to its business as contemplated on the Closing Date and reflected in the Projections or with respect to any transaction contemplated or undertaken after the Closing Date; and (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such Person is "solvent" within the meaning given that term and similar terms under the Bankruptcy Code and applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No.5).

          "SUBJECT TRANSACTION" as defined in Section 6.7(e).

          "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a "qualifying share" of the former Person shall be deemed to be outstanding.

          "SUBSIDIARY INTEGRATION TRANSACTIONS" means:

          (x) the integration of certain assets of existing Excluded Subsidiaries, or Excluded Subsidiaries themselves, and the directly related assets of H3C and related liabilities into 3Com Subsidiaries subject to the following parameters:

               (i) on a pro forma basis after giving effect to such integration (including, without limitation, the effect of any original equipment manufacturer (or similar) contract in favor of Borrower and its Subsidiaries) and all previous related Subsidiary Integration Transactions, Consolidated Adjusted EBITDA for the four Fiscal Quarter period most recently ended must be greater than if such integration and any previous Subsidiary Integrations Transactions had not occurred;

               (ii) on a pro forma basis after giving effect to such integration (including, without limitation, the effect of any original equipment manufacturer (or similar) contract in favor of Borrower and its Subsidiaries) and all previous related Subsidiary Integration Transactions, the consolidated net assets of Borrower and its Subsidiaries on the last day of the four Fiscal Quarter period most recently ended must not be less than if such integration and any previous Subsidiary Integrations Transactions had not occurred; and

               (iii) after giving effect to the integration, (1) any contractual relationships entered into between the 3Com Subsidiaries and the Borrower or any of its Subsidiaries to replace analogous contractual relationships that existed within the group of Borrower and its Subsidiaries (whether or not actually documented) prior to such integration shall be no less favorable to the Borrower or any such Subsidiary of the Borrower then those contractual relationships in existence prior to the integration and (2) any new contractual relationships entered into between the 3Com Subsidiaries and the Borrower or any of its Subsidiaries with respect to management of the 3Com Subsidiaries or otherwise shall be on commercially reasonable terms and not otherwise adverse to the interests of the Borrower or any of its Subsidiaries;

          and/or

          (y) the integration of certain assets of 3Com Subsidiaries, or such Subsidiaries themselves, and related liabilities with and into Guarantor Subsidiaries or Excluded Subsidiaries subject to the following parameters:

               (i) on a pro forma basis after giving effect to such integration and all previous related Subsidiary Integration Transactions, Consolidated Adjusted EBITDA for the four Fiscal Quarter period most recently ended must be greater than if such integration and any previous Subsidiary Integrations Transactions had not occurred;

               (ii) on a pro forma basis, after giving effect to such integration and all previous related Subsidiary Integration Transactions, the consolidated net assets of Borrower and its Subsidiaries on the last day of the four Fiscal Quarter period most recently ended must not be less than if such integration and any previous Subsidiary Integrations Transactions had not occurred; and

               (iii) such integration is not materially adverse to the Lenders.

For the purposes of this definition, "INTEGRATION" shall consist of one integration transaction or action or a series of related integration transactions or actions and for the avoidance of doubt, the financial tests shall (where applicable) run in respect of a series of related transactions and not on each individual transaction within such series.

          "SYNDICATION AGENT" as defined in the preamble hereto.

          "TAX" means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed and any and all interest and penalties related thereto.

          "TAX RETURN" means all national or local returns, reports and filings by each of the PRC Subsidiaries relating to the Taxes, and computations, documentation and information required to be supplied in relation to such Taxes.

          "TERM LOAN" means a term loan made by a Lender to Borrower pursuant to
Section 2.1(a).

          "TERM LOAN COMMITMENT" means the commitment of a Lender to make or otherwise fund a Term Loan and "TERM LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate. The amount of each Lender's Term Loan Commitment, if any, is set forth on Appendix A or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Term Loan Commitments as of the Closing Date is $430,000,000.

          "TERM LOAN EXPOSURE" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Term Loans of such Lender; provided, at any time prior to the making of the Term Loans, the Term Loan Exposure of any Lender shall be equal to such Lender's Term Loan Commitment.

          "TERM LOAN MATURITY DATE" means the earlier of (i) September 28, 2012, and (ii) the date that all Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

          "TERMINATED LENDER" as defined in Section 2.22.

          "TRADE SECRETS" means all trade secrets and all other confidential or proprietary information and know-how whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to such Trade Secret, including but not limited to: (i) the right to sue for past, present and future misappropriation or other violation of any Trade Secret, and (ii) all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.

          "TRADEMARKS" means all United States and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certificate marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, including but not limited to: (i) all registrations and applications therefor, (ii) all extensions or renewals thereof, (iii) all of the goodwill of the business connected with the use thereof and symbolized thereby, (iv) all rights corresponding thereto throughout the world, (v) all rights to sue for past, present and future infringement or dilution thereof or for any injury to goodwill, and (vi) all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.

          "TRANSACTION COSTS" means all reasonable fees, costs and expenses payable by Borrower or any of Borrower's Subsidiaries on or before the Closing Date in connection with the transactions contemplated by the Credit Documents and the Acquisition Agreement.

          "TYPE OF LOAN" means a Base Rate Loan or a Eurodollar Rate Loan.

          "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

          "UNADJUSTED EURODOLLAR RATE COMPONENT" means that component of the interest costs to Borrower in respect of a Eurodollar Rate Loan that is based upon the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate.

          "WFOE" means Hangzhou Huawei-3Com Technology Co., Ltd.

     1.2. ACCOUNTING TERMS. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Borrower to Lenders pursuant to Section 5.1(a), 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(e), if applicable). Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements.

     1.3. INTERPRETATION, ETC. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The terms lease and license shall include sub-lease and sub-license, as applicable.

SECTION 2. LOANS

     2.1. TERM LOAN.

          (a) Loan Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make, on the Funding Date, a Term Loan to Borrower in an amount equal to such Lender's Term Loan Commitment.

Borrower may make only one borrowing under the Term Loan Commitment which shall be on the Funding Date. Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.13 and 2.14, all amounts owed hereunder with respect to the Term Loans shall be paid in full no later than the Term Loan Maturity Date. Each Lender's Term Loan Commitment shall terminate immediately and without further action on the Funding Date after giving effect to the funding of such Lender's Term Loan Commitment on such date.

          (b) Borrowing Mechanics for Term Loan.

               (i) Borrower shall deliver to Administrative Agent a fully executed Funding Notice no later than the Closing Date. Promptly upon receipt by Administrative Agent of such Funding Notice, Administrative Agent shall notify each Lender of the proposed borrowing.

               (ii) Each Lender shall make its Term Loan available to Administrative Agent on the Funding Date, by wire transfer of same day funds in Dollars, to an account designated by Administrative Agent. Upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of the Term Loan available to Borrower on the Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the account designated by Borrower for such purpose.

     2.2. [RESERVED].

     2.3. [RESERVED].

     2.4. [RESERVED].

     2.5. PRO RATA SHARES; AVAILABILITY OF FUNDS.

          (a) Pro Rata Shares. All Loans shall be made, and all participations purchased, by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender's obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Term Loan Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender's obligation to make a Loan requested hereunder or purchase a participation required hereby.

          (b) Availability of Funds. Unless Administrative Agent shall have been notified by any Lender prior to the Closing Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on the Funding Date, Administrative Agent may (unless specifically agreed to otherwise between such Lender, Administrative Agent and Borrower that such Lender would make available it's Loan directly to Borrower) assume that such Lender has made such amount available to Administrative Agent on the Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrower a corresponding amount on the Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Borrower and Borrower shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from the Funding Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans. Nothing in this Section 2.5(b) shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

     2.6. USE OF PROCEEDS. The proceeds of the Term Loans made on the Funding Date shall be applied by Borrower or its Affiliates to fund the Acquisition, including any fees, commissions and expenses related thereto. No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors or any other regulation thereof or to violate the Exchange Act.

     2.7. EVIDENCE OF DEBT; REGISTER; LENDERS' BOOKS AND RECORDS; NOTES.

          (a) Lenders' Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Borrower, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect Borrower's Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

          (b) Register. Administrative Agent (or its agent or sub-agent appointed by it) shall maintain at the Principal Office a register for the recordation of the names and addresses of Lenders and Loans of each Lender from time to time (the "REGISTER"). The Register shall be available for inspection by the Borrower or any Lender (with respect to any entry relating to such Lender's Loans) at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record, or shall cause to be recorded, in the Register the Loans in accordance with the provisions of Section 10.6, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on Borrower and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect Borrower's Obligations in respect of any Loan. Borrower hereby designates Administrative Agent to serve as Borrower's agent solely for purposes of maintaining the Register as provided in this
Section 2.7, and Borrower hereby agrees that, to the extent Administrative Agent serves in such capacity, Administrative Agent and its officers, directors, employees, agents, sub-agents and Affiliates shall constitute "Indemnitees."

          (c) Notes. If so requested by any Lender by written notice to Borrower (with a copy to Administrative Agent) at least two Business Days prior to the Funding Date, or at any time thereafter, Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Funding Date (or, if such notice is delivered after the Funding Date, promptly after Borrower's receipt of such notice) a Note or Notes to evidence such Lender's Term Loan.

     2.8. INTEREST ON LOANS.

          (a) Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

               (i) if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or

               (ii) if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus the Applicable Margin.

          (b) The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any Eurodollar Rate Loan, shall be selected by Borrower and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be; provided, until the date that Syndication Agent notifies Borrower that the primary syndication of the Loans has been completed, as determined by Syndication Agent, the Term Loans shall be maintained as either (1) Eurodollar Rate Loans having an Interest Period of no longer than one month followed immediately thereafter by an Interest Period of five months or multiple Interest Periods summing up to five months until September 28, 2007 or (2) Base Rate Loans. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.

          (c) In connection with Eurodollar Rate Loans there shall be no more than five (5) Interest Periods outstanding at any time. In the event Borrower fails to specify between a Base Rate Loan or a Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a Eurodollar Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event Borrower fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, Borrower shall be deemed to have selected an Interest Period of one month. As soon as practicable after 11:00 a.m. (London time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower and each Lender.

          (d) Interest payable pursuant to Section 2.8(a) shall be computed (i) in the case of Base Rate Loans on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Term Loan, the last Interest Payment Date with respect to such Term Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

          (e) Except as otherwise set forth herein, interest on each Loan (i) shall accrue on a daily basis and shall be payable in arrears on each Interest Payment Date with respect to interest accrued on and to each such payment date,
(ii) shall accrue on a daily basis and shall be payable in arrears upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) shall accrue on a daily basis and shall be payable in arrears at maturity of the Loans, including final maturity of the Loans; provided, however, with respect to any voluntary prepayment of a Base Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date.

     2.9. CONVERSION/CONTINUATION.

          (a) Subject to Section 2.18 and so long as no Default or Event of Default shall have occurred and then be continuing, Borrower shall have the option:

               (i) to convert at any time all of any Term Loan or any part of any Term Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount, from one Type of Loan to another Type of Loan; provided, a Eurodollar Rate Loan may only be converted on the expiration of the Interest Period applicable to such Eurodollar Rate Loan unless Borrower shall pay all amounts due under Section 2.18 in connection with any such conversion; or

               (ii) upon the expiration of any Interest Period applicable to any Eurodollar Rate Loan, to continue all of such Loan or any portion of such Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan.

          (b) Borrower shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 10:00 a.m. (London time) at least two Business Days in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least four Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Eurodollar Rate Loans (or telephonic notice in lieu thereof) shall be irrevocable on and after the related

Interest Rate Determination Date, and Borrower shall be bound to effect a conversion or continuation in accordance therewith.

     2.10. DEFAULT INTEREST. If any Credit Party or any Holdco Guarantor fails to pay any amount payable by it under any Credit Document (the "UNPAID AMOUNT") on its due date, then such Unpaid Amount shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, where such Unpaid Amount consists of fees or other amounts (other than the principal amount of a Loan), at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); provided, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.10 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

     2.11. FEES. Borrower agrees to pay to Agents all fees in the amounts and at the times separately agreed upon.

     2.12. SCHEDULED PAYMENTS. The principal amounts of the Term Loans shall be repaid on the dates set forth in the table below (each, an "INSTALLMENT") in the aggregate amount set forth below corresponding to each respective repayment date:

AMORTIZATION DATE    TERM LOAN INSTALLMENT
-----------------    ---------------------
September 28, 2007        $32,250,000
September 28, 2008        $64,500,000
September 28, 2009        $64,500,000
September 28, 2010        $86,000,000
September 28, 2011        $86,000,000
September 28, 2012        $96,750,000

Notwithstanding the foregoing, (x) such Installments shall be reduced in connection with any voluntary or mandatory prepayments of Term Loans in accordance with Sections 2.13, 2.14 and 2.15, as applicable; and (y) the Term Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Term Loan Maturity Date.

     2.13. VOLUNTARY PREPAYMENTS. (i) Any time and from time to time:

                    (1) with respect to Base Rate Loans, Borrower may prepay any such Loans on any Business Day in whole or in part (and, if in part, in an aggregate minimum amount of $2,000,000 and integral multiples of $1,000,000 in excess of that amount); and

                    (2) with respect to Eurodollar Rate Loans, Borrower may prepay any such Loans on any Business Day in whole or in part (and, if in part, in an aggregate minimum amount of $2,000,000 and integral multiples of $1,000,000 in excess of that amount).

               (ii) All such prepayments shall be made:

                    (1) upon not less than two Business Days' prior written or telephonic notice in the case of Base Rate Loans; and

                    (2) upon not less than four Business Days' prior written or telephonic notice in the case of Eurodollar Rate Loans;

in each case given to Administrative Agent by 12:00 p.m. (London time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (and Administrative Agent will promptly transmit such telephonic or original notice for Term Loans by telefacsimile or telephone to each Lender). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in Section 2.15(a).

     2.14. MANDATORY PREPAYMENTS.

          (a) Asset Sales. No later than the third Business Day following the date of receipt by Borrower or any of its Subsidiaries of any Net Asset Sale Proceeds, Borrower shall prepay the Loans as set forth in Section 2.15(a) in an aggregate amount equal to such Net Asset Sale Proceeds; provided, (i) so long as no Default or Event of Default shall have occurred and be continuing, and (ii) to the extent that aggregate Net Asset Sale Proceeds from the Closing Date through the applicable date of determination do not exceed $15,000,000 (excluding any Net Asset Sale Proceeds previously used to prepay the Loans pursuant to this Section 2.14(a)), Borrower shall have the option at its sole discretion, directly or through one or more of its Subsidiaries, to invest Net Asset Sale Proceeds within one year of receipt thereof (or within eighteen months of receipt if a binding agreement to reinvest is entered into within one year of receipt) in long-term productive assets of the general type used in the business of Borrower and its Subsidiaries.

          (b) Insurance/Condemnation Proceeds. No later than the third Business Day following the date of receipt by Borrower or any of its Subsidiaries, or Administrative Agent as loss payee, of any Net Insurance/Condemnation Proceeds, Borrower shall prepay the Loans as set forth in Section 2.15(a) in an aggregate amount equal to such Net Insurance/Condemnation Proceeds; provided, (i) so long as no Default or Event of Default shall have occurred and be continuing, and
(ii) to the extent that aggregate Net Insurance/Condemnation Proceeds from the

Closing Date through the applicable date of determination do not exceed $15,000,000 (excluding any Net Insurance/Condemnation Proceeds previously used to prepay the Loans pursuant to this Section 2.14(b)), Borrower shall have the option at its sole discretion, directly or through one or more of its Subsidiaries to invest such Net Insurance/Condemnation Proceeds within one year of receipt thereof (or within eighteen months of receipt if a binding agreement to reinvest is entered into within one year of receipt) in long term productive assets of the general type used in the business of Borrower and its Subsidiaries, which investment may include the repair, restoration or replacement of the applicable assets thereof.

          (c) Issuance of Equity Securities. No later than the first Business Day following receipt by Borrower of any Cash proceeds from the issuance of any Equity Interests of Borrower or any of its Subsidiaries (other than pursuant to (i) any employee stock or stock option compensation plan or (ii) or an issuance to a parent entity that already owns 100% of the entity making the issuance in consideration of paid-up capital or share premium, as applicable, including pursuant to Sections 5.9 or 5.12), Borrower shall prepay the Loans as set forth in Section 2.15(a) in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses.

          (d) Issuance of Debt. No later than the first Business Day following receipt by Borrower or any of its Subsidiaries of any Cash proceeds from the incurrence of any Indebtedness of Borrower or any of its Subsidiaries (other than with respect to any Indebtedness permitted to be incurred pursuant to
Section 6.1), Borrower shall prepay the Loans as set forth in Section 2.15(a) in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses.

          (e) Consolidated Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with the Fiscal Year ending 2007), Borrower shall, on the same day it makes an Installment pursuant to Section 2.12 in the next following Fiscal Year, prepay the Loans as set forth in Section 2.15(a) in an aggregate amount equal to (i) 75% of such Consolidated Excess Cash Flow minus (ii) voluntary prepayments of the Loans; provided, that if, as of the last day of the most recently ended Fiscal Year, the Leverage Ratio (determined for any such period by reference to the Compliance Certificate delivered pursuant to Section 5.1(d) calculating the Leverage Ratio as of the last day of such Fiscal Year) shall be (x) 2.00:1.00 or less and greater than 1.00:1.00, Borrower shall only be required to make the prepayments and/or reductions otherwise required hereby in an amount equal to
(i) 50% of such Consolidated Excess Cash Flow minus (ii) voluntary prepayments of the Loans and (y) 1.00:1.00 or less, Borrower shall only be required to make the prepayments and/or reductions otherwise required hereby in an amount equal to (i) 25% of such Consolidated Excess Cash Flow minus (ii) voluntary prepayments of the Loans; provided, further, that such calculation of Consolidated Excess Cash Flow shall be calculated no later than the end of the second Fiscal Quarter of the Fiscal Year next following the Fiscal Year as to which Consolidated Excess Cash Flow is being measured, as certified to in the Compliance Certificate delivered with respect to such second Fiscal Quarter.

          (f) Prepayment Certificate. Concurrently with any prepayment of the Loans pursuant to Sections 2.14(a) through 2.14(e), Borrower shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds or Consolidated Excess Cash Flow, as the case may be. In the event that Borrower shall subsequently determine that the actual amount of the applicable net proceeds of Consolidated Excess Cash Flow exceeded the amount set forth in such certificate, Borrower shall promptly make an additional prepayment of the Loans for the purpose of complying with Sections 2.14(a) through 2.14(e), as may be applicable, and Borrower shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.

          (g) Limitation on Prepayments. The prepayments of the Loans pursuant to Sections 2.14(a) through 2.14(e) shall be subject to (i) permissibility under local law relating to financial assistance, corporate benefit, restrictions on upstreaming of cash intra-group and the fiduciary and statutory duties of the directors of Borrower or its applicable Subsidiary (a "RESTRICTION"). Further, there will be no requirement to make any such prepayment where Borrower, any of its Subsidiaries or any of their Affiliates can demonstrate to the Lenders that it would incur a material Tax liability by doing so. The non-application and nonpayment of any prepayment amounts pursuant to Sections 2.14(a) through (e) as a consequence of this Section 2.14(g) will not, for the avoidance of doubt, constitute an Event of Default or constitute unpaid amounts under this Agreement, and such pre-payment amounts shall be available for working capital purposes of Borrower and its Subsidiaries as long as not required to be prepaid in accordance with the following provisions. Borrower and the Guarantors will use and shall procure that any of their Subsidiaries will use all commercially reasonable efforts to overcome or eliminate any Restrictions and/or minimize any such costs of prepayment and/or use the other Cash resources of Borrower and its Subsidiaries (subject to the considerations above and excluding any cash resources required to make scheduled payments of principal, interest or fees hereunder) to make the relevant prepayment. If at any time within one year of a prepayment being forgiven due to a Restriction, such Restriction is removed, any relevant proceeds not used for working capital purposes as permitted pursuant to this Section 2.14(g) will at the end of the then current Interest Period (or, to the extent Base Rate Loans are then outstanding which are to be prepaid with such proceeds, within three Business Days of the removal of such Restriction) be applied in accordance with the applicable prepayment provision above (net of any reasonable costs, expenses or taxes incurred by Borrower and its Subsidiaries or any of their Affiliates and arising exclusively as a result of compliance with the preceding sentence, and Borrower and its Subsidiaries shall be permitted to make, directly or indirectly, a dividend or distribution to its Affiliates in an amount sufficient to cover such tax liability, costs or expenses).

     2.15. APPLICATION OF PREPAYMENTS.

          (a) Application of Prepayments. Any prepayment of any Loan pursuant to
Section 2.13 shall be applied to the scheduled remaining Installments of principal of the Term Loans as directed by the Borrower (or, in the absence of any such direction from the Borrower, in accordance with the following sentence). Any prepayment of any Loan pursuant to Sections 2.14(a) through 2.14(e) shall be applied on a pro rata basis to reduce the scheduled remaining Installments of principal of the Term Loans.

          (b) Application of Prepayments of Loans to Base Rate Loans and Eurodollar Rate Loans. Any prepayment of Loans shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrower pursuant to Section 2.18(c).

     2.16. GENERAL PROVISIONS REGARDING PAYMENTS.

          (a) All payments by Borrower of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 p.m. (New York time) on the date due at a bank account in New York designated by Administrative Agent for the account of Lenders; for purposes of computing interest and fees, funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Borrower on the next succeeding Business Day.

          (b) Subject to the proviso set forth in Section 2.8(e), all payments in respect of the principal amount of any Loan shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest then due and payable before application to principal.

          (c) Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender's applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including all fees payable with respect thereto, to the extent received by Administrative Agent.

          (d) Notwithstanding the foregoing provisions hereof, if any Conversion/ Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

          (e) Subject to the proviso set forth in the definition of "Interest Period", whenever any payment to be made hereunder with respect to any Loan shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day.

          (f) Borrower hereby authorizes Administrative Agent to charge Borrower's accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

          (g) Administrative Agent shall deem any payment by or on behalf of Borrower hereunder that is not made in same day funds at or prior to 12:00 p.m. (New York time) on the due date for such payment to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and
(ii) the applicable next Business Day. Administrative Agent shall give prompt telephonic notice to Borrower and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section
2.10 from the date such amount was due and payable until the date such amount is paid in full.

          (h) If an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.1, all payments or proceeds received by Agents hereunder in respect of any of the Obligations, shall be applied in the following order:

               First, to the payment of all amounts payable under the Credit Documents on account of the Collateral Agent's fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Agent or any co-trustee or agent of the Collateral Agent in connection with any Credit Document;

               Second, to the Administrative Agent for application to the payment of all outstanding Obligations that are then due and payable in such order as may be provided in the Credit Documents in an amount sufficient to pay in full in cash all outstanding Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, and including any applicable post-default rate, specified in the Credit Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding); and

               Third, any surplus remaining after the payment in full of the amounts described in the preceding clauses will be paid to Borrower or the applicable Guarantor, as the case may be, its successors or assigns, or as a court of competent jurisdiction may direct.

     2.17. RATABLE SHARING. Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

     2.18. MAKING OR MAINTAINING EURODOLLAR RATE LOANS.

          (a) Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Borrower and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Funding Notice or Conversion/Continuation Notice given by Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Borrower.

          (b) Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Borrower and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order applicable to such Lender (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (1) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest

Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, Borrower shall have the option, subject to the provisions of Section 2.18(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the Business Day following the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this
Section 2.18(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms hereof.

          (c) Compensation for Breakage or Non-Commencement of Interest Periods. Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by such Lender to Lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment of, or any conversion of, any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Borrower.

          (d) Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender; provided, that Borrower shall not be obligated to pay any amounts pursuant to Section 2.19 or to make any increased payments pursuant to Section 2.20(b) to any Lender which in either case are due solely as a result of the voluntary changing of the "booking" office of such Lender permitted by this Section 2.18(d).

          (e) Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this Section 2.18 and under
Section 2.19 shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.18 and under Section 2.19.

     2.19. INCREASED COSTS; CAPITAL ADEQUACY.

          (a) Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.20 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall reasonably determine in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law): (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Excluded Taxes) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this
Section 2.19(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

          (b) Capital Adequacy Adjustment. In the event that any Lender shall have reasonably determined in good faith that the adoption, effectiveness, phase-in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency made or issued after the date hereof, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or participations therein or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Borrower from such Lender of the statement referred to in the next sentence, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.19(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

     2.20. TAXES; WITHHOLDING, ETC.

          (a) Payments to Be Free and Clear. All sums payable by or on behalf of any Credit Party or any Holdco Guarantor hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than Excluded Taxes) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America, any jurisdiction under the laws of which any Credit Party or any Holdco Guarantor is organized or any political subdivision thereof, or any other jurisdiction from or to which a payment is made by or on behalf of any Credit Party or any Holdco Guarantor.

          (b) Withholding of Taxes. If by law any Taxes (other than Excluded Taxes) are required to be deducted or withheld from any sum paid or payable by or on behalf of any Credit Party or any Holdco Guarantor to Administrative Agent or any Lender under any of the Credit Documents: (i) Borrower shall notify, or cause to be notified, Administrative Agent of any such requirement or any change in any such requirement as soon as Borrower becomes aware of it; (ii) Borrower shall pay, or cause to be paid, any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party or any Holdco Guarantor) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender; (iii) the sum payable by such Credit Party or such Holdco Guarantor in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment with respect to Taxes (other than Excluded Taxes) Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty days after the due date of payment of any Tax which it is required by clause (ii) above to pay, Borrower shall deliver, or cause to be delivered, to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority; provided, no such additional amount shall be required to be paid to any Lender under clause (iii) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof on the

Closing Date) or after the effective date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date hereof or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

          (c) Evidence of Exemption From U.S. Backup Withholding Tax. Each Lender shall deliver to the Administrative Agent, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and from time to time thereafter upon the request of the Borrower or the Administrative Agent or on or prior to the expiration of the previously delivered form, two original copies of either IRS Form W-9, W-8BEN, W-8ECI or W-8IMY (together with any required attachments), as may be applicable, in each case properly completed and executed, as will permit such payments to be made without any United States backup withholding.

          (d) Refund of Taxes. If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes with respect to which Borrower has paid additional amounts pursuant to this
Section 2.20, it shall pay over such refund to Borrower net of all out-of-pocket expenses of the Administrative Agent or such Lender incurred in obtaining such refund; provided that Borrower, upon the request of Administrative Agent or such Lender, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to the taxes which it deems confidential) to Borrower or any other Person.

     2.21. OBLIGATION TO MITIGATE. Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.18, 2.19 or 2.20, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.18, 2.19 or 2.20 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Loans or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this
Section 2.21 unless Borrower agrees to pay all reasonable and necessary incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by Borrower pursuant to this Section 2.21 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Borrower (with a copy to Administrative Agent) shall be conclusive absent manifest error.

     2.22. REMOVAL OR REPLACEMENT OF A LENDER. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an "INCREASED-COST LENDER") shall give notice to Borrower that such Lender is an Affected Lender or that such Lender is entitled to receive payments under
Section 2.18, 2.19 or 2.20, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five Business Days after Borrower's request for such withdrawal; or (b) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a "NON-CONSENTING LENDER") whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender or Non-Consenting Lender (the "TERMINATED LENDER"), Borrower may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans in full to one or more Eligible Assignees (each a "REPLACEMENT LENDER") in accordance with the provisions of Section 10.6 and Borrower shall pay the reasonable fees, if any, payable thereunder in connection with any such assignment from an Increased Cost Lender or a Non-Consenting Lender; provided,
(1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawings that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.11; (2) on the date of such assignment, Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 2.18(c), 2.19 or 2.20; or otherwise as if it were a prepayment and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender. Upon the prepayment of all amounts owing to any Terminated Lender, such Terminated Lender shall no longer constitute a "Lender" for purposes hereof; provided, any rights of such Terminated Lender to indemnification in respect only of matters accruing prior to the assignment to Replacement Lender hereunder shall survive as to such Terminated Lender.

SECTION 3. CONDITIONS PRECEDENT

     3.1. CLOSING DATE. The obligation of each Lender to execute this Agreement on the Closing Date, and make a Credit Extension on the Funding Date, is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before the Closing Date:

          (a) Credit Documents. Administrative Agent shall have received sufficient copies of this Agreement and a Funding Notice delivered no later than the Closing Date, originally executed and delivered by each applicable Credit Party and each Holdco Guarantor for each Lender.

          (b) Organizational Documents; Incumbency. Administrative Agent shall have received (i) sufficient copies of each Organizational Document executed and delivered by each Credit Party and each Holdco Guarantor, as applicable, for each Lender, each dated the Closing Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of such Credit Party and each Holdco Guarantor executing the Credit Documents to which it is a party;
(iii) resolutions of the Board of Directors or similar governing body of each Credit Party and each Holdco Guarantor approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents and the Agreements to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by an Authorized Officer or the company secretary as being in full force and effect without modification or amendment; (iv) if applicable in the relevant jurisdiction, a good standing certificate from the applicable Governmental Authority of each Credit Party's and each Holdco Guarantor's jurisdiction of incorporation, organization or formation, each dated a recent date prior to the Closing Date; and (v) such other documents as Administrative Agent may reasonably request.

          (c) Organizational and Capital Structure. The organizational structure and capital structure of Borrower and its Subsidiaries, after giving effect to the Acquisition, shall be as set forth on Schedules 4.1 and 4.2.

          (d) H3C Financial Assistance Procedures. Borrower shall have delivered to Administrative Agent and Syndication Agent evidence reasonably satisfactory to it that Borrower will be able to carry out or procure the carrying out of the steps set out in Sections 5.9, 5.10 and 5.11 before each of the dates respectively specified in such sections.

          (e) Consummation of Acquisition.

               (i) (1) All conditions to the completion of the Acquisition set forth in the Acquisition Agreement (other than the funding of the purchase price thereunder) shall have been satisfied or the fulfillment of any such conditions shall have been waived with the consent of Administrative Agent and Syndication Agent if such Agent reasonably determines that the waiver is adverse to Lenders, such consent not to be unreasonably withheld or delayed, (2) the aggregate cash consideration to be paid to the Seller in connection with the Acquisition shall not exceed $882 million, of which not less than $452 million shall have been funded by Borrower or an Affiliate thereof and (3) Administrative Agent and Syndication Agent shall each have received evidence reasonably satisfactory to it that H3C and its Subsidiaries on a consolidated basis shall have no less than $150 million in Cash and Cash Equivalents on hand immediately following the consummation of the Acquisition.

               (ii) Administrative Agent and Syndication Agent shall each have received a fully executed or conformed copy of the Acquisition Agreement and any documents executed in connection therewith. The Acquisition Agreement shall be in full force and effect, shall include terms and provisions reasonably satisfactory to Administra-tive Agent and Syndication Agent and no provision thereof shall have been modified or waived in any respect determined by Administrative Agent or Syndication Agent to be material if such Agent reasonably determines that the modification or waiver is adverse to Lenders, in each case without the consent of Administrative Agent and Syndication Agent. The Administrative Agent and the Syndication Agent confirm for the purposes of this sub-section (e)(ii) that the terms and provisions of the Acquisition Agreement dated as of December 22, 2006 are satisfactory to them.

          (f) [Reserved].

          (g) Governmental Authorizations and Consents. Each Credit Party and each Holdco Guarantor shall have obtained, and delivered evidence reasonably satisfactory to the Administrative Agent of, all Governmental Authorizations and all consents of other Persons (except with respect to the PRC approvals relating to the H3C Subsidiary Share Charge (WFOE) and H3C Subsidiary Share Charge (Queenhive)) and completed or will complete within the time prescribed by law all filling or registration formalities with all applicable Governmental Authorities, in each case that are necessary in connection with the transactions contemplated by the Credit Documents and the Acquisition Agreement and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Administrative Agent and Syndication Agent. All applicable waiting periods shall have expired without any action being taken or threatened in writing by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents or the Acquisition Agreement or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

          (h) Financial Statements; Projections. Lenders shall have received from Borrower (i) the Historical Financial Statements, (ii) unaudited consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at end of the month immediately preceding the Closing Date but giving pro forma effect to the transactions contemplated hereby, and reflecting the consummation of the Acquisition, the related financings and the other transactions contemplated by the Credit Documents to occur on or prior to the Funding Date, which pro forma financial statements shall be in form and substance reasonably satisfactory to Administrative Agent and Syndication Agent and (iii) the Projections.

          (i) Opinions of Counsel to Credit Parties. Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of counsel for Credit Parties and 3Com Cayman, in the form of Exhibits D-1 through D-3 and as to such other matters as Administrative Agent or Syndication Agent may reasonably request, dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to Administrative Agent and Syndication Agent (and each Credit Party and 3Com Cayman hereby instructs such counsel to deliver such opinions to Agents and Lenders).

          (j) [Reserved]


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

          (k) Solvency Certificate. On the Closing Date, Administrative Agent and Syndication Agent shall have received a Solvency Certificate from Borrower and each Guarantor in form, scope and substance reasonably satisfactory to Administrative Agent and Syndication Agent, and demonstrating that after giving effect to the consummation of the Acquisition and any rights of contribution, each of the Guarantors and the Borrower is and will be Solvent.

          (l) Closing Date Certificate. Borrower shall have delivered to Administrative Agent and Syndication Agent an originally executed Closing Date Certificate, together with all attachments thereto.

          (m) Corporate Structure and Cash Flow. Subject to Section 5.12, the corporate structure and cash flow of the Holdco Guarantors, the Borrower and H3C and each of their respective Subsidiaries shall be reasonably satisfactory to Administrative Agent and Syndication Agent, such satisfactory corporate structure and cash flow to be evidenced by, among other things, the ability of the Borrower and its Subsidiaries to meet their obligations to pay interest and principal on the Loans on the dates and in the amounts set forth in this Agreement. Notwithstanding the foregoing, each of Administrative Agent and Syndication Agent shall waive (and shall be entitled to waive) the application of this condition for up to one hundred and fifty days after the Funding Date (or such longer period during which such time H3C is actively pursuing the matters set forth in Section 5.12) provided the Holdco Guarantors provide a Guaranty of the Obligations in accordance with the terms set forth herein.

          (n) Representations; No Defaults. The provisions set forth in Sections 3.2(f) and (g) shall be true and correct as of the Closing Date.

          (o) No Litigation. There shall not exist any action, suit, investigation, litigation, proceeding, hearing or other legal or regulatory developments, pending or, to the knowledge of Borrower, threatened in writing in any court or before any arbitrator or Governmental Authority that, in the reasonable opinion of Administrative Agent and Syndication Agent, singly or in the aggregate, materially impairs the Acquisition, the financing thereof or any of the other transactions contemplated by the Credit Documents or the Acquisition Agreement, or that could have a Material Adverse Effect.

          (p) Completion of Proceedings. All partnership, corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby (excluding any actions to be taken as contemplated by Sections 5.9 through 5.12) and all documents incidental thereto not previously found acceptable by Administrative Agent or Syndication Agent and its counsel shall be reasonably satisfactory in form and substance to Administrative Agent and Syndication Agent and such counsel, and Administrative Agent, Syndication Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent or Syndication Agent may reasonably request.

          (q) Patriot Act. At least 5 Business Days prior to the Closing Date, the Arranger shall have received all documentation and other information required by bank regulatory authorities under applicable "know-your-customer" and anti-money laundering rules and regulations, including the U.S.A. Patriot Act (Title III of Pub. L. 107-56 (signed into law

October 26, 2001)) which Arranger shall have requested from Borrower not less than 10 Business Days prior to the Closing Date.

     3.2. FUNDING DATE. The obligation of each Lender to make a Loan on the Funding Date, is subject to the satisfaction, or waiver in accordance with
Section 10.5, of the following conditions precedent:

          (a) Credit Documents. Administrative Agent shall have received sufficient copies of each Credit Document (other than those previously provided pursuant to Section 3.1(a) and those Collateral Documents deliverable pursuant to Sections 5.10 and 5.11), originally executed and delivered by each applicable Credit Party and each Holdco Guarantor for each Lender.

          (b) Funding Notice. A Funding Notice executed by Borrower shall have been provided to Administrative Agent no less than four Business Days prior to the Funding Date;

          (c) Funding Date Collateral. In order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid, perfected First Priority security interest in the Funding Date Collateral, the Credit Parties and the Holdco Guarantors shall have delivered to Collateral Agent:

               (i) evidence reasonably satisfactory to Collateral Agent of the compliance by each Credit Party and 3Com Cayman of their obligations under each of the Collateral Documents pertaining to the Funding Date Collateral (including, if applicable, their obligations to execute and deliver UCC financing statements, originals of securities, instruments and chattel paper and any agreements governing deposit and/or securities accounts as provided therein);

               (ii) opinions of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) with respect to the creation and perfection of the security interests in favor of Collateral Agent in such Collateral and such other matters governed by the laws of each jurisdiction in which any Credit Party, 3Com Cayman or any personal property Collateral is located as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent; and

               (iii) evidence reasonably satisfactory to Collateral Agent that 3Com Cayman has procured that the charge pursuant to the Borrower Share Charge Agreement is registered in the Register of Mortgages and Charges of 3Com Cayman in respect of the Collateral being provided by 3Com Cayman and is the sole security registered thereon, provided that this charge shall have no recourse to any other asset of 3Com Cayman.

          (d) Funds Flow Authorization. Administrative Agent shall have received a duly executed funds flow memorandum from Borrower addressed to Administrative Agent, on behalf of itself and Lenders, directing the disbursement on the Funding Date of the proceeds of the Loans made on such date.

          (e) Maximum Leverage Ratio. The ratio of (i) Consolidated Total Debt as of the Funding Date after giving effect to the Acquisition to (ii) pro forma Consolidated Adjusted EBITDA for the Fiscal Year ended December 31, 2006 shall not be greater than 3.50:1.00.

          (f) Representations and Warranties. On the Closing Date and as of the Funding Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

          (g) No Defaults. On the Closing Date and as of the Funding Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default.

          (h) Transaction Costs. On or prior to the Funding Date, Borrower shall have paid all reasonable costs, fees and expenses (including reasonable legal fees and expenses, stamp and recording taxes and fees) arising from the execution and delivery of the Credit Documents and from the performance of the transactions contemplated thereby and by the Acquisition Agreement, to the extent due, and shall have delivered to Administrative Agent Borrower's reasonable best estimate of any other Transaction Costs which may become payable following the Funding Date (other than fees payable to any Agent).

          (i) Fees. Borrower shall have paid to Agents the fees payable on the Funding Date referred to in Section 2.11.

Any Agent or Requisite Lenders shall be entitled, but not obliged to, request and receive, prior to the making of any Credit Extension, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the good faith judgment of such Agent or Requisite Lender, such request is warranted under the circumstances.

Any Notice shall be executed by an Authorized Officer in a writing delivered to Administrative Agent. In lieu of delivering a Notice (excluding the Funding Notice), Borrower may give Administrative Agent telephonic notice by the required time of any proposed borrowing or conversion/continuation, as the case may be; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to Administrative Agent on or before the applicable date of borrowing, continuation/conversion or issuance. Neither Administrative Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of Borrower or for otherwise acting in good faith.

SECTION 4. REPRESENTATIONS AND WARRANTIES

     In order to induce Lenders to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party and each Holdco Guarantor represents and


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

warrants to each Lender, on the Closing Date and on the Funding Date, that the following statements are true and correct (it being understood and agreed that the representations and warranties made on the Closing Date and the Funding Date are deemed to be made concurrently with the consummation of the Acquisition contemplated hereby):

     4.1. ORGANIZATION; REQUISITE POWER AND AUTHORITY; QUALIFICATION. Each Holdco Guarantor and each of Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing (where such concept is applicable in the relevant jurisdiction) under the laws of its jurisdiction of organization as identified in Schedule 4.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and
(c) is qualified to do business and in good standing (where such concept is applicable in the relevant jurisdiction) in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

     4.2. EQUITY INTERESTS AND OWNERSHIP. The Equity Interests of each of Borrower and its Subsidiaries has been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on Schedule 4.2, as of the date hereof but giving effect to the Acquisition and the amendment and restatement of the articles of association of H3C, WFOE and Queenhive, there is no existing option, warrant, call, right, commitment or other agreement to which Borrower or any of its Subsidiaries is a party requiring, and there is no membership interest or other Equity Interests of Borrower or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Borrower or any of its Subsidiaries of any additional membership interests or other Equity Interests of Borrower or any of its Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Equity Interests of Borrower or any of its Subsidiaries. Schedule 4.2 correctly sets forth the ownership interest of Borrower and each of its Subsidiaries in their respective Subsidiaries as of the Closing Date after giving effect to the Acquisition.

     4.3. DUE AUTHORIZATION. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party and each Holdco Guarantor that is a party thereto; provided that Borrower shall cause H3C to authorize such action no later than the date referred to in Section 5.10.

     4.4. NO CONFLICT. The execution, delivery and performance by Credit Parties and the Holdco Guarantors of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not
(a) violate (i) any provision of any law or any governmental rule or regulation applicable to each Holdco Guarantor, Borrower or any of its Subsidiaries, (ii) any of the Organizational Documents of any such Holdco Guarantor, Borrower or any of its Subsidiaries, or (iii) any order, judgment or decree of any court or other agency of government binding on any Holdco Guarantor, Borrower or any of its Subsidiaries; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material Contractual Obligation of any Holdco Guarantor, Borrower or any of its Subsidiaries; (c) result in or require the creation or imposition of any material Lien upon any of the properties or assets of any Holdco Guarantor, Borrower or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of Secured Parties); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of any Holdco Guarantor, Borrower or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

     4.5. GOVERNMENTAL CONSENTS. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except as otherwise set forth in the Acquisition Agreement, and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, in accordance with the terms of the Credit Documents and except as may be required for the H3C Subsidiary Share Charge
(WFOE) and the H3C Subsidiary Share Charge (Queenhive).

     4.6. BINDING OBLIGATION. Each Credit Document has been duly executed and delivered by each Credit Party and Holdco Guarantor that is a party thereto, or will upon its execution in accordance with the provisions of this Agreement be, and is or (as appropriate) will be the legally valid and binding obligation of such Credit Party and such Holdco Guarantor, enforceable against such Credit Party and such Holdco Guarantor, as the case may be, in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

     4.7. HISTORICAL FINANCIAL STATEMENTS. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. As of the Closing Date (and excluding their obligations under the Credit Documents), neither Borrower nor any of its Subsidiaries has any contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is required by GAAP to be, but is in fact not, reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower and any of its Subsidiaries taken as a whole.

     4.8. PROJECTIONS. On and as of the Closing Date, the projections of Borrower and its Subsidiaries for the period of Fiscal Year 2006 through and including Fiscal Year 2012 as provided by the Borrower to Lenders (the "PROJECTIONS") are based on good faith estimates and assumptions made by the management of H3C; provided, the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material; provided further, as of the Closing Date, management of H3C reasonably believed that the Projections were reasonable and attainable, it being understood that projections are inherently uncertain and subject to risks that may cause actual results to vary materially from those in the Projections.

     4.9. NO MATERIAL ADVERSE CHANGE. Since December 31, 2005, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

     4.10. NO RESTRICTED JUNIOR PAYMENTS. Since December 31, 2005, neither Borrower nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted pursuant to Section 6.4 and except with respect to the $80,000,000 share premium capital reduction and related return of capital in October 2006.

     4.11. ADVERSE PROCEEDINGS, ETC. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. None of the Holdco Guarantors, Borrower or any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental
Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     4.12. PAYMENT OF TAXES. Except as otherwise permitted under Section 5.3, all tax returns and reports of Borrower and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Borrower and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable unless being contested in good faith and by appropriate proceedings by the Borrower and/or one of its Subsidiaries; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

     4.13. PROPERTIES.

          (a) Title. Each of 3Com Cayman, Borrower and its Subsidiaries has (i) good sufficient and legal title to all of the respective properties and assets over which it has purported to grant Liens in favor of Collateral Agent pursuant to the Collateral Documents to which it is party and (ii) except for 3Com Cayman, valid licensed rights in (in the case of licensed interests in Intellectual Property) and good title to (in the case of all other personal property) all of their respective properties and assets reflected as assets in their respective Historical Financial Statements referred to in Section 4.7, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under
Section 6.8. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

          (b) Real Estate. As of the Closing Date, Schedule 4.13 contains a true, accurate and complete list of (i) all Real Estate Assets, and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Estate Asset of any Credit Party, regardless of whether such Credit


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

Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Each material agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and neither the Holdco Guarantors nor Borrower has knowledge of any default that has occurred and is continuing thereunder.

     4.14. ENVIRONMENTAL MATTERS. Neither Borrower nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There are and, to each of Borrower's and its Subsidiaries' knowledge, have been, no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries nor, to any Credit Party's or Holdco Guarantor's knowledge, any predecessor of Borrower or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of Borrower's or any of its Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any equivalent legislation in any jurisdiction in which Borrower, its Subsidiaries or any of their properties are located. Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. No event or condition has occurred or is occurring with respect to Borrower or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect.

     4.15. NO DEFAULTS. None of the Holdco Guarantors, Borrower or any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

     4.16. MATERIAL CONTRACTS. Schedule 4.16 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date, and except as described thereon, all such Material Contracts are in full force and effect and no defaults currently exist thereunder, except where the consequences of any breach of any such Material Contract could not reasonably be expected to have a Material Adverse Effect.

     4.17. GOVERNMENTAL REGULATION. None of the Holdco Guarantors, Borrower or any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. None of the Holdco Guarantors, Borrower or any of its Subsidiaries is a "registered investment company" or a company "controlled" by a "registered investment


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

company" or a "principal underwriter" of a "registered investment company" as such terms are defined in the Investment Company Act of 1940.

     4.18. MARGIN STOCK. None of the Holdco Guarantors, Borrower or any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. None of the assets of any Credit Party, or any Subsidiary of any Credit Party, consist of Margin Stock and no part of the proceeds of the Loans made to any Credit Party will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors.

     4.19. EMPLOYEE MATTERS. Neither Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is, to the best of H3C's knowledge, (a) no unfair labor practice complaint pending against Borrower or any of its Subsidiaries, or to the best knowledge of Borrower, threatened against any of them before any applicable regulatory body or authority in any jurisdiction in which Borrower and its Subsidiaries conduct their business and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Borrower or any of its Subsidiaries or to the best knowledge of Borrower, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving Borrower or any of its Subsidiaries, and (c) to the best knowledge of Borrower, no union representation question existing with respect to the employees of Borrower or any of its Subsidiaries and, to the best knowledge of Borrower, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

     4.20. EMPLOYEE PLANS AND PRACTICES.

          (a) All Employee Plans are operated in material compliance with all applicable laws, each Credit Party which contributes to an Employee Plan has paid all required contributions to such Employee Plan as they fall due (excluding any immaterial defaults), and no action or omission has been or is expected to be taken by any Credit Party nor has any event occurred in relation to an Employee Plan which in either case has or is reasonably likely to result in any material liability to any Credit Party to any Governmental Authority. At the request of Administrative Agent, Borrower shall deliver to Administrative Agent at such times as those reports are prepared in order to comply with the then current statutory or auditing requirement (as applicable either to the trustees of any relevant Employee Plans or to Borrower), actuarial reports in relation to all Employee Plans. Borrower shall promptly notify the Administrative Agent of any material change in the rate of contributions to any Employee Plans either paid or recommended to be paid (whether by the scheme actuary, the trustees or otherwise) or required (by law or otherwise).

          (b) Other than any non-compliance which could not reasonably be expected to have a Material Adverse Effect, each of the Borrower and its Subsidiaries has complied in all respects with all applicable laws and regulations relating to employees, including, with respect to Hong Kong Subsidiaries, but not limited to, severance and long service entitlements under the


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

Employment Ordinance (Chapter 57 of the Laws of Hong Kong) and the Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong).

          (c) Other than any non-compliance which could not reasonably be expected to have a Material Adverse Effect, each of the Borrower and its Hong Kong Subsidiaries has made full provision in its audited and management accounts for its legal, statutory and contractual obligations (whether actual or contingent) in respect of its employees, including but not limited to the payment of salary and bonuses (including Chinese New Year and other guaranteed bonuses and performance bonuses), per diem and similar allowances, medical benefits and accrued holiday entitlements.

          (d) To the Borrower's best knowledge, no current or former employee has any outstanding claims (for a material breach of the terms of his/her employment or breach of relevant employment legislation or regulations under Hong Kong laws) against the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect except as disclosed to the Administrative Agent. Where any material liability, whether real or contingent, is or may be owed to a current or former employee based on such employee's legal, statutory or contractual entitlements, full provision for such liabilities has been made in the audited and management accounts of the Borrower and, where appropriate, its Subsidiaries to the extent required by GAAP.

     4.21. CERTAIN FEES. Save as disclosed in writing to Administrative Agent, no broker's or finder's fee or commission will be payable with respect to the transactions contemplated by the Acquisition Agreement, except as payable to the Agents and the Lenders.

     4.22. SOLVENCY. Each of the Holdco Guarantors and the Credit Parties is and, upon the incurrence of any Obligation by any such Holdco Guarantor or Credit Party on any date on which this representation and warranty is made, will be, Solvent.

     4.23. ACQUISITION AGREEMENT.

          (a) Delivery. Each of the Holdco Guarantors and Borrower has delivered, or has procured to be delivered, to Administrative Agent and Syndication Agent complete and correct copies of (i) the Acquisition Agreement and of all exhibits and schedules thereto as of the date hereof and (ii) copies of any material amendment, restatement, supplement or other modification to or waiver of the Acquisition Agreement entered into after the date hereof and on or prior to the Funding Date.

          (b) Conditions Precedent. (i) On the Closing Date all of the conditions to effecting or consummating the Acquisition set forth in the Acquisition Agreement (other than the funding of the purchase price for the Acquired Shares under the Acquisition Agreement) have been duly satisfied or waived (with the prior consent of the Administrative Agent if the Administrative Agent reasonably determines such waiver is adverse to the Lenders), and (ii) following the application of the proceeds of the Term Loans towards the purchase price for the Acquired Shares, the Acquisition will have been consummated in accordance with the Acquisition Agreement and all applicable laws.


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

     4.24. COMPLIANCE WITH STATUTES, ETC. Each of Borrower and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of Borrower or any of its Subsidiaries), except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     4.25. DISCLOSURE. No representation or warranty of any Credit Party or Holdco Guarantor contained in any Credit Document or, to the extent required to be delivered by a Credit Document, in any other documents, certificates or written statements furnished to any Agent or Lender by or on behalf of any Holdco Guarantor, Borrower or any of its Subsidiaries for use in connection with the transactions contemplated hereby, when considered together, contains any untrue statement of a material fact or omits to state a material fact (known to such Holdco Guarantor or Borrower, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Holdco Guarantors or Borrower to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are inherently uncertain and are not to be viewed as facts and that actual results during the period or periods covered by any such projections may materially differ from the projected results. There are no facts known to any Holdco Guarantor or Borrower (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in any other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

     4.26. PATRIOT ACT. To the extent applicable, each Credit Party and Holdco Guarantor is in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001). No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

     4.27. PRC-RELATED REPRESENTATIONS.

          (a) Employee Matters.

               (i) All material agreements or material arrangements relating to the employment of any director, supervisor or senior executive officer of WFOE and Queenhive


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

have been entered into on an arm's length basis between the relevant parties and in accordance with applicable law.

               (ii) Each of the PRC Subsidiaries has entered into employment agreements with all of its employees in accordance with PRC employment laws and regulations, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

          (b) Incentive Schemes.

               (i) Except for the EARP and as set forth on Schedule 4.27, there are no material share option, profit sharing, bonus or other similar performance-based incentive arrangements (including stock appreciation right plans), whether or not are qualified to be Employee Benefit Plans, for or affecting any employees (or former employees) or directors (or former directors) or consultants (or former consultants) or contractors (or former contractors) of any of the PRC Subsidiaries.

               (ii) Except as set forth on Schedule 4.27, no employee, director, consultant or contractor of each of the PRC Subsidiaries has any right to future grants or awards under any material share incentive or other similar plan of the PRC Subsidiaries.

          (c) Pensions and Social Security Funds.

               (i) No liability has been incurred by the PRC Subsidiaries for breach of any obligation for contribution to the pension fund, unemployment insurance, medical insurance, occupational injury insurance, housing fund, maternity insurance, welfare fund of any kind, trade union fund and any other social security funds so provided under the applicable PRC laws or the relevant PRC Governmental Authorities from time to time to which either of the PRC Subsidiaries is obliged to make contributions for its employees (together, the "SOCIAL SECURITY FUNDS") except any such liabilities which could not reasonably be expected to result in a Material Adverse Effect.

               (ii) Except as set forth on Schedule 4.27, there are no material pension, provident, superannuation or retirement benefit funds, schemes or arrangements under which the PRC Subsidiaries are obliged contractually to provide to any of their employees or officers or former employees or officers or any spouse or other dependant of any of the same, retirement benefits of any kind in the PRC (which expression shall include benefits payable upon retirement, leaving service, death, disablement and any other benefits which are commonly provided for under provident or retirement schemes).

          (d) Taxation.

               (i) (1) All material Tax Returns required to be filed on or prior to the date of this Agreement by each of the PRC Subsidiaries have been duly filed by the relevant PRC Subsidiary within the requisite period and completed on a proper basis in all material respects in accordance with the applicable laws of the PRC, and are up-to-date and correct in all material respects; (2) all Taxes shown to be due on such Tax Returns have been paid in full or provision for the payment thereof has been made in all material respects; and
(3) no deficiencies


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

for any material amount of Taxes with respect to such Tax Returns have been asserted in writing by, and no notice of any pending action with respect to such Tax Returns has been received from, any applicable Governmental Authority in the PRC (except such action as is being contested in good faith and by appropriate proceedings by the relevant PRC Subsidiary and where such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided for) and, to the best knowledge of the PRC Subsidiaries, no dispute relating to such Tax Returns with any such Governmental Authority is outstanding or contemplated.

               (ii) Except for routine inspections by applicable governmental entities, no audit of any Tax Return of each of the PRC Subsidiaries and, to the best knowledge of each of the PRC Subsidiaries, no formal investigation with respect to any such Tax Return, by any applicable Governmental Authority in the PRC, is currently in progress and neither PRC Subsidiary has waived any statute of limitation with respect to any Taxes or agreed any extension of time with respect to an assessment or deficiency for such Taxes.

          (e) Assets. To the best knowledge of each of the PRC Subsidiaries, all of its material assets which are capable of being insured are insured against risks normally insured against in compliance with applicable PRC laws and in accordance with customary practice in the technology industry in the PRC.

SECTION 5. AFFIRMATIVE COVENANTS

     Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations, each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5. Each Holdco Guarantor covenants and agrees that, so long as its Guarantee remains in effect, such Holdco Guarantor shall perform each of the covenants set forth in Section 5 applicable to it, and that it shall use all commercially reasonable efforts to cause the Credit Parties to comply with all of their covenants in this Section 5.

     5.1. FINANCIAL STATEMENTS AND OTHER REPORTS. Borrower will deliver to Administrative Agent, GSCP and Lenders:

          (a) [Reserved];

          (b) Quarterly Financial Statements. As soon as available, and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Quarter in which the Closing Date occurs, the consolidated and consolidating balance sheets of Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated (and with respect to statements of income, consolidating) statements of income, stockholders' equity and cash flows of Borrower and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the


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

Financial Plan for the current Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto;

          (c) Annual Financial Statements. As soon as available, and in any event within 90 days after the end of each Fiscal Year, commencing with the Fiscal Year in which the Closing Date occurs, (i) the consolidated and consolidating balance sheets of Borrower and its Subsidiaries as at the end of such Fiscal Year and the related consolidated (and with respect to statements of income, consolidating) statements of income, stockholders' equity and cash flows of Borrower and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; and
(ii) with respect to such consolidated financial statements a report thereon of an independent certified public accountant of recognized national standing selected by Borrower, and reasonably satisfactory to Administrative Agent (which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards);

          (d) Compliance Certificate. Together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to Sections 5.1(b) and 5.1(c), a duly executed and completed Compliance Certificate;

          (e) Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of Borrower and its Subsidiaries delivered pursuant to Section 5.1(b) or 5.1(c) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance reasonably satisfactory to Administrative Agent;

          (f) Notice of Default. Promptly upon any officer of Borrower obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Borrower with respect thereto; (ii) that any Person has given any written notice to Borrower or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.1(b); or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Borrower has taken, is taking and proposes to take with respect thereto;


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

          (g) Notice of Litigation. Promptly upon any officer of Borrower obtaining knowledge of (i) the institution of, or non-frivolous written threat of, any Adverse Proceeding not previously disclosed in writing by Borrower to Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either clause (i) or (ii), if adversely determined could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to Borrower to enable Lenders and their counsel to evaluate such matters, provided that the parties will take all commercially reasonable efforts to preserve attorney-client privilege in respect of such matters;

          (h) Employee Plans. (i) Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any event that has had, or could reasonably be expected to cause, a Material Adverse Effect with respect to an Employee Plan, a written notice specifying the nature thereof, what action Borrower, any of its Subsidiaries or any of their respective Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by any Governmental Authority; and (ii) with reasonable promptness, copies of any documents or governmental reports or filings relating to any Employee Plan as Administrative Agent shall reasonably request;

          (i) Financial Plan. As soon as practicable and in any event no later than the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year and each Fiscal Year (or portion thereof) through the final maturity date of the Loans (a "FINANCIAL PLAN"), including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Borrower and its Subsidiaries for each such Fiscal Year, together with pro forma Compliance Certificates for each such Fiscal Year and an explanation of the assumptions on which such forecasts are based, (ii) forecasted consolidated statements of income and cash flows of Borrower and its Subsidiaries for each quarter of each such Fiscal Year and (iii) forecasts demonstrating projected compliance with the requirements of Section 6.7 through the next three Fiscal Years or the year in which the Term Loan Maturity Date occurs, whichever is earlier;

          (j) Insurance Report. As soon as practicable and in any event by the last day of each Fiscal Year, a certificate from Borrower in form and substance reasonably satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such certificate by Borrower and its Subsidiaries;

          (k) Notice Regarding Material Contracts. Promptly, and in any event within ten Business Days (i) after any Material Contract of Borrower or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to Borrower or such Subsidiary, as the case may be, or (ii) any new Material Contract is entered into, a written statement describing such event, with copies of such material amendments or new contracts, delivered to Administrative Agent (to the extent such delivery is permitted by the terms of any such Material Contract, provided, no such prohibition on delivery shall be effective if it were bargained for by Borrower or its applicable Subsidiary with the intent of avoiding compliance with this Section 5.1(k)), and an explanation of any actions being taken with respect thereto;


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

          (l) Information Regarding Collateral. (a) Borrower will furnish to Collateral Agent prompt written notice of any change (i) in the corporate name of any Credit Party or 3Com Cayman, (ii) in the identity or corporate structure of any Credit Party or 3Com Cayman, (iii) in the jurisdiction of organization of any Credit Party or 3Com Cayman or (iv) in the Federal Taxpayer Identification Number, state organizational identification number or other corresponding corporate identification number in the jurisdiction in which any Credit Party or 3Com Cayman is organized. Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings and registrations have been made under the Uniform Commercial Code or the laws of any other jurisdiction that are required in order for Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral as contemplated in the Collateral Documents. Borrower also agrees promptly to notify Collateral Agent if any material portion of the Collateral is damaged or destroyed;

          (m) Annual Collateral Verification. Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.1(c), Borrower shall deliver to Collateral Agent a certificate of its Authorized Officer certifying that all filings and registrations have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction in which such filings or registrations may be necessary to effect, protect and perfect the security interests under the Collateral Documents for a period of not less than 18 months after the date of such certificate;

          (n) Other Information. (A) Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Borrower to its security holders acting in such capacity or by any Subsidiary of Borrower to its security holders other than Borrower or another Subsidiary of Borrower, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Borrower or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, (iii) all press releases and other statements made available generally by Borrower or any of its Subsidiaries to the public concerning material developments in the business of Borrower or any of its Subsidiaries other than any such releases made in the ordinary course of business, and (B) such other information and data with respect to Borrower or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent or any Lender; and

          (o) Certification of Public Information. Concurrently with the delivery of any document or notice required to be delivered pursuant to this
Section 5.1, Borrower shall use its commercially reasonable efforts to indicate in writing whether such document or notice contains Nonpublic Information. Any document or notice required to be delivered pursuant to this Section 5.1 shall be deemed to contain Nonpublic Information unless Borrower specifies otherwise. Borrower and each Lender acknowledge that certain of the Lenders may be "public-side" Lenders (Lenders that do not wish to receive material non-public information with respect to Borrower, its Subsidiaries or their securities) and, if documents or notices required to be delivered pursuant to this Section 5.1 or otherwise are being distributed through IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform (the "PLATFORM"), any document or notice that Borrower has indicated contains Nonpublic Information shall not be posted on that portion of the Platform designated for such public-side


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Lenders. If Borrower has not indicated whether a document or notice delivered pursuant to this Section 5.1 contains Nonpublic Information, Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material nonpublic information with respect to Borrower, its Subsidiaries and their securities until notified otherwise by Borrower that such information does not contain Nonpublic Information.

          5.2. EXISTENCE. Except as otherwise permitted under Section 6.8, each Credit Party and each Holdco Guarantor will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and, except for the Holdco Guarantors, all rights and franchises, licenses and permits material to its business; provided, no Credit Party (other than Borrower and the Holdco Guarantors with respect to existence) or any of its Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if such Person's board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to Lenders.

          5.3. PAYMENT OF TAXES AND CLAIMS. Each Credit Party will, and will cause each of its Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Borrower or any of its Subsidiaries or 3Com or any other Holdco Guarantor).

          5.4. MAINTENANCE OF PROPERTIES. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Borrower and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

          5.5. INSURANCE. Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Borrower and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses in the jurisdiction(s) of operation of Borrower and its Subsidiaries, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, Borrower will


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maintain or cause to be maintained replacement value casualty insurance on the
Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses in the jurisdictions(s) of operation of Borrower and its Subsidiaries. If customary and permissible in the jurisdiction, each such policy of insurance shall (i) name Collateral Agent, on behalf of Secured Parties, as an additional insured thereunder as its interests may appear, (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Collateral Agent, that names Collateral Agent, on behalf of the Secured Parties, as the loss payee thereunder and provide for at least thirty days' prior written notice to Collateral Agent of any modification or cancellation of such policy.

     5.6. BOOKS AND RECORDS; INSPECTIONS. Each Credit Party will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity in all material respects with GAAP shall be made of all dealings and transactions in relation to its business and activities. Each Credit Party will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of any Credit Party and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

     5.7. LENDERS MEETINGS. Borrower will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Borrower's corporate offices (or at such other location as may be agreed to by Borrower and Administrative Agent) at such time as may be agreed to by Borrower and Administrative Agent.

     5.8. COMPLIANCE WITH LAWS. Each Credit Party will comply, and shall cause each of its Subsidiaries and all other Persons, if any, on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     5.9. REVERSAL OF NEGATIVE DISTRIBUTABLE RESERVE. Within four Business Days following the Funding Date, each Holdco Guarantor and Borrower shall procure that each of them shall take such steps as are necessary to eliminate the negative distributable reserve in the profit and loss account of H3C and to create a new distributable capital contribution reserve in such account of not less than $1 (pro forma for the transactions contemplated hereby including the impact of IAS 39 interpretation to the transactions contemplated hereunder), whether by way of forgiveness of debt or gift or otherwise, and such negative distributable reserve shall have been reduced by no less than such amount as is necessary to achieve such amount of distributable capital contribution reserve.

     5.10. H3C FINANCIAL ASSISTANCE PROCEDURES. Within six Business Days following the Funding Date, each Holdco Guarantor and Borrower shall procure that H3C shall take such steps


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as are necessary to permit H3C to execute and enter into the Collateral
Documents to be executed and entered into by it pursuant to sections 47E and 48 of the Companies Ordinance of Hong Kong (Cap. 32), as provided in Section 5.11, including by way of resolution of the board of directors of H3C and the making of the necessary declarations of solvency by the directors of H3C.

     5.11. POST-CLOSING COLLATERAL DOCUMENTS AND COUNTERPART AGREEMENT.

          (a) (i) Within one Business Day following the Funding Date and promptly following consummation of the Acquisition, 3Com Cayman shall have executed the H3C Equitable Share Charge with respect to an equitable charge over the H3C Equity Interests then being held by 3Com Cayman and (ii) within four Business Days following the Funding Date (or such longer period of time as may be necessary to permit Hong Kong stamp duty formalities in relation to the transfers on or about the Funding Date of shares in H3C by Seller to 3Com Cayman and by 3Com Cayman to the Borrower (to the extent that such formalities are necessary to allow the registration of such transfers by H3C) to be attended to, provided that 3Com, 3Com Cayman and the Borrower shall have used all reasonable endeavors to procure that such formalities are attended to in the shortest possible time), the Borrower shall have executed and entered into the H3C Share Mortgage and shall have provided evidence reasonably satisfactory to Collateral Agent that Borrower has procured that the charge pursuant to the H3C Share Mortgage is registered in the Register of Mortgages and Charges of Borrower in respect of the Collateral being provided by Borrower and is the sole security registered thereon, and, in each case of (i) and (ii), taken all steps necessary in relation to such Collateral Documents to perfect the giving of security thereunder and shall deliver opinions of counsel with respect to such Collateral Documents consistent with those opinions given pursuant to Section 3.2(c)(ii).

          (b) Within six Business Days following the Funding Date (or such longer period of time as may be necessary to permit Hong Kong stamp duty formalities in relation to the transfers on or about the Funding Date of shares in H3C by Seller to 3Com Cayman and by 3Com Cayman to the Borrower (to the extent that such formalities are necessary to allow the registration of such transfers by H3C) to be attended to, provided that 3Com, 3Com Cayman and the Borrower shall have used all reasonable endeavors to procure that such formalities are attended to in the shortest possible time), Borrower shall procure that H3C shall execute and enter into a Counterpart Agreement (and take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(b), 3.1(i) and 3.1(k)), the H3C Subsidiary Share Charge (WFOE), the H3C Subsidiary Share Charge (Queenhive) and the H3C Fixed and Floating Charge and take all steps necessary in relation to such Collateral Documents to perfect the giving of security thereunder and, subject to all required governmental approvals, shall deliver opinions of counsel with respect to such Collateral Documents consistent with those opinions given pursuant to
Section 3.2(c)(ii); provided that, after use of its commercially reasonable efforts, the failure of Borrower or H3C to obtain the appropriate government approvals to perfect the H3C Subsidiary Share Charge (WFOE) or the H3C Subsidiary Share Charge (Queenhive) shall not constitute an Event of Default hereunder or prevent the release of the obligations of Holdco Guarantors pursuant to Section 7.13.


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     5.12. REDUCTION OF SHARE PREMIUM. Promptly following the Funding Date, each
Holdco Guarantor and Borrower shall take commercially reasonable steps pursuant to Sections 58 to 61 of the Companies Ordinance of Hong Kong (Cap. 32) to reduce the share premium account of H3C by an amount of not less than $157,000,000. If such share premium account cannot be reduced in accordance with this Section 5.12, each Holdco Guarantor and Borrower shall procure that, no later than 150 days after the Funding Date, each of them shall take such steps (including if necessary the steps as referred to in Section 5.9) with respect to an additional $45,000,000 in order to reduce the anticipated future deficits in the profit and loss account of H3C as well as to allow distribution of the up to $20,000,000 in cash currently on the balance sheet of H3C.

     5.13. FINANCIAL ASSISTANCE, CORPORATE BENEFIT, ETC. Each Guarantor and Borrower shall procure that each of the Credit Parties shall at all times in all material respects comply with all local laws relating to financial assistance, corporate benefit, restrictions on intra-group upstreaming of cash, restrictions on guaranteeing, or giving security for, the debts of others and fiduciary and statutory duties on their and their directors' part.

     5.14. ENVIRONMENTAL.

          (a) Environmental Disclosure. Borrower will deliver to Administrative Agent and Lenders:

               (i) as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Borrower or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any Environmental Claims;

               (ii) promptly upon the occurrence thereof, written notice describing in reasonable detail (1) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (2) any remedial action taken by Borrower or any other Person in response to (A) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (B) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect, and (3) Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

               (iii) as soon as practicable following the sending or receipt thereof by Borrower or any of its Subsidiaries, a copy of any and all written communications with respect to (1) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (2) any Release required to be reported to any federal, state or local governmental or regulatory agency, and (3) any request for information from any governmental agency that suggests such


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     agency is investigating whether Borrower or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity;

               (iv) prompt written notice describing in reasonable detail (1) any proposed acquisition of stock, assets, or property by Borrower or any of its Subsidiaries that could reasonably be expected to (A) expose Borrower or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (B) affect the ability of Borrower or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (2) any proposed action to be taken by Borrower or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Borrower or any of its Subsidiaries to any additional material obligations or requirements under any Environmental Laws that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and

               (v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this
     Section 5.14(a).

          (b) Hazardous Materials Activities, Etc. Each Credit Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Credit Party or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) make an appropriate response to any Environmental Claim against such Credit Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     5.15. SUBSIDIARIES. Subject to Section 5.13, in the event that (i) any Person becomes a Subsidiary of Borrower (other than an Excluded Subsidiary or a PRC Subsidiary), (ii) an Excluded Subsidiary no longer qualifies as an Excluded Subsidiary pursuant to the definition thereof, (iii) the Borrower, in its sole discretion, chooses to designate an Excluded Subsidiary as Guarantor or (iv) there is a change of law in the People's Republic of China such that a PRC Subsidiary can become a Guarantor hereunder and to grant a Lien to Collateral Agent in respect of its properties, Borrower shall, subject to the Agreed Security Principles, (a) promptly cause such Subsidiary to become a Guarantor hereunder by executing and delivering to Administrative Agent a Counterpart Agreement, and to grant a first-priority Lien in favor of Collateral Agent over all of its properties pursuant to any applicable Collateral Documents, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(b) and 3.1(i) and 3.2(c). With respect to each such Subsidiary, Borrower shall promptly send to Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Borrower, and (ii) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of Borrower; and such written notice shall be deemed to supplement
Schedule 4.1 and 4.2 for all purposes hereof. Excluded Subsidiaries designated as Guarantors pursuant to this Section 5.15 shall for all purposes of this


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Agreement cease to be Excluded Subsidiaries and constitute Guarantors upon such designation and may not be subsequently redesignated as Excluded Subsidiaries.

     5.16. ADDITIONAL MATERIAL REAL ESTATE ASSETS. Subject to Section 5.13, in the event that any Credit Party (other than a PRC Subsidiary) acquires a Material Real Estate Asset or a Real Estate Asset owned or leased on the Closing Date by any Credit Party (other than a PRC Subsidiary) becomes a Material Real Estate Asset and such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of Collateral Agent, for the benefit of Secured Parties, then such Credit Party shall promptly (provided that such action would not result in any breach of any applicable law or regulation) take all such actions and execute and deliver, or cause to be executed and delivered, each of the following documents:

          (a) fully executed documentation, which shall be in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each such Material Real Estate Asset with a first-priority Lien in favor of Collateral Agent;

          (b) if requested by the Collateral Agent, an opinion of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) in each jurisdiction in which such Material Real Estate Assets are located with respect to the enforceability of the form(s) of the Collateral Documents covering such Material Real Estate Assets and such other matters as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent; and

          (c) in the case of each Leasehold Property that is a Material Real Estate Asset, and only if such can be obtained by such Credit Party after using its commercially reasonable efforts, (1) a Landlord Consent and Estoppel and (2) evidence that such Leasehold Property is a Recorded Leasehold Interest.

     In addition to the foregoing, Borrower shall, at the request of Collateral Agent, deliver, from time to time, to Collateral Agent such appraisals as are required by law or regulation of Real Estate Assets with respect to which Collateral Agent has been granted a Lien.

     5.17. ADDITIONAL INTELLECTUAL PROPERTY. Subject to Section 5.13, in the event that any Credit Party (other than a PRC Subsidiary) acquires any interests in any Intellectual Property other than any Intellectual Property contributed by Holdco Guarantors after the date of this Agreement (including without limitation any rights to Licensed Intellectual Property) and such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of Collateral Agent, for the benefit of Secured Parties, then such Credit Party shall promptly (provided that such action would not result in any breach of any applicable law or regulation) take all such actions and execute and deliver, or cause to be executed and delivered, each of the following documents:

          (a) fully executed and notarized Intellectual Property Security Agreements, in proper form for filing or recording in all appropriate places in all applicable jurisdictions, memorializing and recording the encumbrance of such Intellectual Property assets in favor of the Collateral Agent;


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

          (b) if requested by the Collateral Agent, opinions of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) with respect to the creation and perfection of the security interests in favor of Collateral Agent in such Intellectual Property and such other matters governed by the laws of each jurisdiction in which such Credit Party or such Intellectual Property is located as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent; and

          (c) in the case of each material Intellectual Property Asset that is licensed from another Person, if any, and only if such can be obtained by such Credit Party after using its commercially reasonable efforts, (1) a Licensor Consent and Estoppel and, where the Intellectual Property asset is a copyright or rights under copyright licensed from another Person on an exclusive basis,
(2) evidence that the such Intellectual Property asset license is a Recorded License Interest and the underlying copyright has been appropriately recorded and registered.

     5.18. OTHER COLLATERAL. Subject to Section 5.13, in the event that any Credit Party (other than a PRC Subsidiary) acquires any interest in other real, personal or mixed property and such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of Collateral Agent, for the benefit of Secured Parties, then such Credit Party shall promptly (provided that such action would not result in any breach of any applicable law or regulation) take all such actions and execute and deliver, or cause to be executed and delivered, Collateral Documents which shall be effective to grant a first-priority Lien in favor of Collateral Agent, for the benefit of Secured Parties, over such additional property of such Credit Party, which Collateral Documents shall be in form and substance satisfactory to Collateral Agent.

     5.19. INTEREST OR CURRENCY RATE PROTECTION. At the Borrower's option, Borrower may obtain or cause to be maintained protection against fluctuations in interest or currency rates pursuant to one or more Interest Rate Agreements or Currency Agreements.

     5.20. FURTHER ASSURANCES. At any time or from time to time upon the request of Administrative Agent, each Credit Party and each Holdco Guarantor will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent or Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents. In furtherance and not in limitation of the foregoing, each Credit Party and each Holdco Guarantor shall, subject to Section 5.13, take such actions as Administrative Agent or Collateral Agent may reasonably request from time to time to ensure that the Obligations are guarantied by the Guarantors and are secured by the security interests which are purported to be granted to Collateral Agent under the Collateral Documents.

     5.21. MISCELLANEOUS COVENANTS. Unless otherwise consented to by Agents or Requisite Lenders:

          (a) Cash Management Systems. Borrower and its Subsidiaries shall establish and maintain cash management systems reasonably acceptable to the Arranger, including without limitation, (i) the establishment of the Borrower Bank Account, the Borrower Secondary Bank Account, the H3C Bank Account and the H3C Secondary Bank Account, (ii) Borrower and H3C shall, for so long as no Event of Default shall have occurred and be continuing, be entitled, subject to giving three Business Days prior written notice to the Collateral Agent, to open one or


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a number of "Debt Service Investment Accounts" with the Collateral Agent (each such account shall be designated to include the words "Debt Service Investment Account") for the purpose of investing the balance of the Borrower Bank Account and H3C Bank Account in Cash Equivalents (or such other investments as agreed by the Collateral Agent) pursuant to Section 6.6(a), (iii) Borrower shall, for so long as no Event of Default shall have occurred and be continuing, be entitled, subject to giving three Business Days prior written notice to the Collateral Agent, to open one or a number of "Debt Service Reserve Investment Accounts" with the Collateral Agent for the purpose of investing the balance standing to the credit of the Borrower Secondary Bank Account in Cash Equivalents (and such entitlement shall be without prejudice to Borrower's right to invest the balance of Borrower's Secondary Bank Account direct in Cash Equivalents pursuant to
Section 6.6(a) otherwise than through an account with the Collateral Agent),
(iv) the upstreaming of dividends from H3C and each of the PRC Subsidiaries in a manner reasonably acceptable to the Arranger through the H3C Bank Account and the Borrower Bank Account and (v) the filing of required documentation by the PRC Subsidiaries and the taking of all other necessary steps with respect to making such dividend payments to H3C. The Borrower shall procure that dividends from the PRC Subsidiaries will, to the extent permitted by applicable law, be declared and distributed to H3C, and H3C shall, to the extent permitted by applicable law, declare and distribute dividends in the same amount to the Borrower, no later than one month (subject to any applicable grace periods set forth in Section 8.1(e)(y)) prior to the date of each date (the "REQUIRED DIVIDEND DATE") on which principal or interest is required to be paid hereunder (excluding any Interest Periods which end on or prior to the first Installment payment date set forth in Section 2.11) and in an amount that, together with all other available amounts held by Borrower in the Borrower Bank Account, shall be no less than an amount equal to the sum of (i) the amount required to make any applicable Installment due on such date (after giving effect to any prepayments in accordance with Section 2.15) plus (ii) the interest payment due on such date plus (iii) the amount of any Consolidated Excess Cash Flow required to be swept on the date of such payment pursuant to Section 2.14(e); provided that, if solely due to an administrative or technical error, such dividends are not able to be declared by the date falling one month prior to a Required Dividend Date in the amounts necessary as set forth above, Borrower shall have the right to issue Equity Interests which carry no fixed or pre-determined cash dividend or otherwise receive cash contributions or Qualified Subordinated Debt from its equity holders, in either case in an aggregate amount equal to the amount necessary to meet the requirements of clauses (i) through (iii) of this sentence, and to use such amounts to make payment of the amounts due on such required payment date; provided further, however, that any amounts received by Borrower pursuant to the immediately preceding proviso shall not be taken into consideration at any time in the calculations of the Interest Coverage Ratio, Debt Service Coverage Ratio or Leverage Ratio. To the extent dividends are received from the PRC Subsidiaries prior to the date falling one month prior to a Required Dividend Date (the "APPLICABLE REQUIRED DIVIDEND DATE"), H3C may require the Collateral Agent to take out of the H3C Bank Account (and any associated H3C Debt Service Investment Accounts) any amounts in excess of the Minimum Early Dividend Payment Amount (as defined below) and deposit them into the H3C Secondary Bank Account and such amounts may be used for any purposes by H3C in the ordinary course of business and in a manner not otherwise prohibited by this Agreement. "MINIMUM EARLY DIVIDEND PAYMENT AMOUNT" shall mean the result of (i) the sum of the amounts described in clauses (i) through (iii) of the second sentence of this Section 5.21(a) for the Applicable Required Dividend Date and the next following Required


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Dividend Date less (ii) the amount of dividends projected to be declared and distributed from the PRC Subsidiaries in the period beginning on the day after the date of the current receipt of dividends and ending on the date falling one month prior to the Required Dividend Date next following the Applicable Required Dividend Date (such projected amounts to be based on the Financial Plan and certified by an Authorized Officer of the Borrower or H3C) less (iii) an amount equal to $10,000,000 minus the amount available to H3C in the H3C Secondary Bank Account for the working capital requirements of H3C for the period beginning on the day after the date of the current receipt of dividends and ending on the date falling one month prior to the Required Dividend Date next following the Applicable Required Dividend Date.

          (b) License Agreements. With respect to a license agreement applicable to Intellectual Property material to the business of Borrower and its Subsidiaries that is owned by a third party and licensed to Borrower or a Subsidiary thereof and that is affixed to or otherwise used in connection with the manufacture, sale or distribution of any material Inventory, each of Borrower and its Subsidiaries shall (i) except with respect to occurrences in the ordinary course of business and which are not materially adverse to the Borrower or the applicable Subsidiary, give Collateral Agent not less than forty-five (45) days prior written notice of its intention to not renew or to terminate, cancel, surrender or release its rights under any such license agreement, or to amend any such license agreement or related arrangements to limit the scope of the right of Borrower or such Subsidiary to use the Intellectual Property subject to such license agreement, either with respect to product, territory, term or otherwise, or to increase the amounts to be paid by Borrower or such Subsidiary party thereto thereunder or in connection therewith,
(ii) except with respect to occurrences in the ordinary course of business and which are not materially adverse to the Borrower or the applicable Subsidiary, give Collateral Agent prompt written notice of any such license agreement entered into by Borrower or such Subsidiary after the date hereof, or any material amendment to any such license agreement existing on the date hereof, in each case together with a true, correct and complete copy thereof and such other information with respect thereto as Collateral Agent may, in good faith request,
(iii) give Collateral Agent prompt written notice of any material breach of any obligation, or any default, by the third party that is the licensor or by Borrower or such Subsidiary that is the licensee or any other party under such license agreement other than bona fide commercial disputes being contested in good faith, and (iv) deliver to the Collateral Agent (promptly upon the receipt thereof by Borrower or any of its Subsidiaries in the case of a notice to any such person and concurrently with the sending thereof in the case of a notice from such person) a copy of each notice of default and any other notice received or delivered by such person in connection with any such license agreement that relates to the scope of the right, or the continuation of the right, of Borrower or any of its Subsidiaries to use the Intellectual Property subject to such license agreement or the amounts required to be paid thereunder other than bona fide commercial disputes being contested in good faith.

          (c) Queenhive Intellectual Property. Queenhive shall not acquire or develop any material Intellectual Property except with respect to software in a manner consistent with past business practices.

     5.22. PRC-RELATED COVENANTS.

          (a) Employee Matters. Each of the PRC Subsidiaries shall:


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

               (i) comply in all respects with all PRC employment laws and regulations applicable to it except where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect;

               (ii) promptly upon becoming aware of the occurrence of or forthcoming occurrence of any action, threatened action (in writing), investigation or penalties by or disputes with any PRC labor and social security authorities which could reasonably be expected to result in a Material Adverse Effect notify the Administrative Agent in writing of the nature thereof and what action it has taken, is taking or proposes to take with respect thereto, subject to the preservation of the attorney-client privilege; and

               (iii) in the event that any non-employee begins to do any material work for and provide any material services to any PRC Subsidiary, promptly notify the Administrative Agent in writing with details of such situation provided that this paragraph (ii) shall not apply to any consultants or temporary workers in the ordinary course of business that have standard arrangements with the relevant company.

     5.23. INTERCOMPANY COVENANT AGREEMENT. Within one Business Day following the Funding Date, all conditions to the completion of the transactions contemplated by the Intercompany Covenant Agreement shall have been satisfied or the fulfillment of any such conditions shall have been waived with the consent of Administrative Agent and Syndication Agent and Administrative Agent and Syndication Agent shall each have received a fully executed or conformed copy of the Intercompany Covenant Agreement and any documents executed in connection therewith, to the extent possible and subject to the completion of the action required under the Acquisition Agreement. The Intercompany Covenant Agreement shall be in full force and effect, shall include terms and provisions reasonably satisfactory to Administrative Agent and Syndication Agent and no provision thereof shall have been modified or waived in any respect determined by Administrative Agent or Syndication Agent to be material, in each case without the consent of Administrative Agent and Syndication Agent.

SECTION 6. NEGATIVE COVENANTS

     Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations, such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

     6.1. INDEBTEDNESS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

          (a) the Obligations;

          (b) Indebtedness of any Guarantor Subsidiary to Borrower or to any other Guarantor Subsidiary, or of Borrower to any Guarantor Subsidiary; provided, (i) all such Indebtedness shall be evidenced by an intercompany note which shall be in form and substance reasonably satisfactory to the Administrative Agent and which intercompany note shall at all


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

times be subject to a First Priority Lien in favor of the Collateral Agent, (ii) all such Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the intercompany notes evidencing such Indebtedness, and (iii) any payment by any such Guarantor Subsidiary under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owed by such Subsidiary to Borrower or to any of its Subsidiaries for whose benefit such payment is made;

          (c) working capital facilities incurred by the PRC Subsidiaries in the ordinary course of business and in an aggregate amount not to exceed the equivalent of $15,000,000 outstanding at any time; provided, such amount shall be increased to $30,000,000 at any time after the Leverage Ratio (determined by reference to the most recently delivered Compliance Certificate) has decreased to less than 1.50:1.00;

          (d) (x) Indebtedness of a non-Guarantor Subsidiary to another non-Guarantor Subsidiary and (y) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom (and, to the Borrower's best knowledge, there would be no potential Default in the foreseeable future as a result of the provisions of such Indebtedness), Indebtedness of a PRC Subsidiary to the Borrower or a Guarantor Subsidiary; provided that (i) Cash-on-hand at the PRC Subsidiaries, on an aggregate basis, is less than the equivalent of $20,000,000 and (ii) the aggregate amount of Indebtedness permitted pursuant to this Section 6.1(d)(y) shall not exceed the amount necessary to bring Cash-on-hand at the PRC Subsidiaries up to an amount equal to the equivalent of $20,000,000;

          (e) Indebtedness incurred by Borrower or any of its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of Borrower or any such Subsidiary pursuant to such agreements, in connection with Permitted Acquisitions or permitted dispositions of any business, assets or Subsidiary of Borrower or any of its Subsidiaries;

          (f) Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business and, to the extent incurred in the ordinary course of business, Indebtedness consisting of guaranties of leases for Borrower or any of its Subsidiaries and letters of credit;

          (g) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;

          (h) guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Borrower and its Subsidiaries;

          (i) guaranties by Borrower of Indebtedness of a Guarantor Subsidiary or guaranties by a Guarantor Subsidiary of Indebtedness of Borrower or another Guarantor Subsidiary with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.1; provided, that if the Indebtedness that is being guarantied is unsecured and/or subordinated to the Obligations, the guaranty shall also be unsecured and/or subordinated to the Obligations;


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

          (j) Indebtedness described in Schedule 6.1, but not any extensions, renewals or replacements of such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement and (ii) refinancings and extensions of any such Indebtedness if the terms and conditions thereof are not less favorable to the obligor thereof or to the Lenders than the Indebtedness being refinanced or extended, and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended; provided, such Indebtedness permitted under the immediately preceding clause (i) or (ii) above shall not (A) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced,
(B) exceed in a principal amount the Indebtedness being renewed, extended or refinanced or (C) be incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;

          (k) Indebtedness with respect to Capital Leases in an aggregate amount not to exceed at any time $15,000,000; provided, such amount shall be increased to $30,000,000 at any time after the Leverage Ratio (determined by reference to the most recently delivered Compliance Certificate) has decreased to less than 1.50:1.00;

          (l) purchase money Indebtedness in an aggregate amount not to exceed at any time $10,000,000; provided, any such Indebtedness (i) shall be secured only by the asset acquired in connection with the incurrence of such Indebtedness, and (ii) shall constitute not less than 90% of the aggregate consideration paid with respect to such asset;

          (m) (i) Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Subsidiary or Indebtedness attaching to assets that are acquired by Borrower or any of its Subsidiaries, in each case after the Closing Date as the result of a Permitted Acquisition, in an aggregate amount not to exceed $5,000,000 at any one time outstanding, provided that (x) such Indebtedness existed at the time such Person became a Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof and (y) such Indebtedness is not guaranteed in any respect by Borrower or any Subsidiary (other than by any such person that so becomes a Subsidiary), and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above, provided, that (1) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension, (2) the direct and contingent obligors with respect to such Indebtedness are not changed and (3) such Indebtedness shall not be secured by any assets other than the assets securing the Indebtedness being renewed, extended or refinanced;

          (n) (x) Indebtedness of Borrower to H3C in an amount (excluding accrued interest thereon) not to exceed the amount contributed by the Borrower to H3C pursuant to Section 5.9 (excluding any amounts which were paid to H3C as a fee with respect to the Guaranty provided by H3C), including any future Indebtedness arising as a result of the loan back by H3C to Borrower of any amounts contributed by Borrower to H3C as necessary to eliminate any future negative distributable reserves, and/or to create future positive distributable reserves, in the profit and loss account of H3C to the extent steps are taken substantially similar to those set forth in Section 5.9 (including any taken pursuant to Section 5.12) and (y) Indebtedness of Borrower to any parent entity of Borrower (which amount may be further


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

downstreamed to Subsidiaries of the Borrower as intercompany loans subject to the terms hereof), incurred to make Permitted Acquisitions pursuant to Section 6.8(e); provided, in each case of (x) and (y), such Indebtedness (i) shall be evidenced by an intercompany note which shall be in form and substance satisfactory to the Administrative Agent and (ii) shall be Qualifying Subordinated Indebtedness; provided further, with respect to Indebtedness pursuant to clause (x) only, that all such Indebtedness may be forgiven by the obligee thereof only after satisfaction of the provisions set forth in the first sentence of Section 5.12;

          (o) to the extent constituting Indebtedness and incurred in the ordinary course of business, deferred compensation of employees of the Borrower or its Subsidiaries;

          (p) Qualifying Subordinated Indebtedness incurred pursuant to application of the provisions of Section 5.21, to fund any cash deposits referred to in Section 6.2(r) or to fund any consideration payable by the Borrower or any of its Subsidiaries in respect of any Subsidiary Integration Transaction;

          (q) guarantees by H3C to third party creditors required to be put in place by, or in order to obtain, a court order as part of the procedures being taken pursuant to Section 5.12; provided such guarantees shall only be secondary guarantees to a primary guaranty provided by one or more of the Holdco Guarantors;

          (r) counter-indemnity by H3C to any bank or financial institution which gives a guaranty to third party creditors of H3C required to be put in place by, or in order to obtain, a court order as part of the procedures being taken pursuant to Section 5.12; provided such counter-indemnity shall only be a secondary counter-indemnity to a primary counter-indemnity provided by one or more of the Holdco Guarantors;

          (s) Indebtedness of Borrower or any Subsidiary Guarantor to any non-Guarantor Subsidiary of Borrower; provided such Indebtedness is Qualifying Subordinated Indebtedness; and

          (t) other unsecured Indebtedness of Borrower and its Subsidiaries in an aggregate amount not to exceed at any time $10,000,000.

     6.2. LIENS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Borrower or any of its Subsidiaries, whether now owned or hereafter acquired or licensed, or any income, profits or royalties therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income, profits or royalties under the UCC of any State or under any similar recording or notice statute or under the intellectual property laws, rules or procedures, except:

          (a) Liens in favor of Collateral Agent for the benefit of Secured Parties granted pursuant to any Credit Document;


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

          (b) Liens for Taxes not yet due or Liens for Taxes if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

          (c) statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed by a Governmental Authority with respect to an Employee Plan which would result in an Event of Default under section 8.1(j)), in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of thirty days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

          (d) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

          (e) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries;

          (f) any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder;

          (g) Liens solely on any cash earnest money deposits made by Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

          (h) purported Liens evidenced by the filing of precautionary UCC financing statements or under any similar recording or notice statute relating solely to operating leases of personal property entered into in the ordinary course of business;

          (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

          (k) non-exclusive outbound licenses of patents, copyrights, trademarks and other intellectual property rights granted by Borrower or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of or materially detracting from the value of the business of Borrower or such Subsidiary;


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

          (l) Liens described in Schedule 6.2;

          (m) Liens securing Indebtedness permitted pursuant to Section 6.1(l); provided, any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness;

          (n) Liens incurred in connection with conditional sales or consignments for sales of goods in the ordinary course of business;

          (o) Liens securing Indebtedness permitted pursuant to Section 6.1(m); provided, any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness;

          (p) Liens incurred in the ordinary course of business with respect to deposits in connection with leases, tenancies or licenses;

          (q) Liens which may be deemed to exist pursuant to operation of the provisions in Sections 2.17, 7.6 or 7.7;

          (r) Liens consisting of cash deposits held by H3C consisting of monies contributed from a Holdco Guarantor and required to be put in place by, or in order to obtain, a court order as part of the procedures being taken pursuant to
Section 5.12;

          (s) judgment Liens to the extent such judgment Liens would not be an Event of Default under Section 8.1(h); and

          (n) other Liens on assets securing Indebtedness in an aggregate amount not to exceed $2,000,000 at any time outstanding.

     6.3. NO FURTHER NEGATIVE PLEDGES. Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale, (b) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be) and (c) restrictions identified on Schedule 6.3 no Credit Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, that secure the Obligations.

     6.4. RESTRICTED JUNIOR PAYMENTS. No Credit Party shall, nor shall it permit any of its Subsidiaries or Affiliates through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment except that, (a) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, Borrower may make Restricted Junior Payments to 3Com Cayman in an amount not to exceed the amount necessary to allow Borrower to repurchase Equity Interests purchased by 3Com Cayman in order to satisfy the requirements of Section 5.9, including any future Restricted Junior Payments in amounts not to exceed amounts necessary to allow Borrower to repurchase Equity Interests purchased by 3Com Cayman to eliminate future negative distributable reserves, and/or to create future positive


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

distributable reserves, in the profit and loss account of H3C to the extent steps are taken substantially similar to those set forth in Sections 5.9 and
5.12 (and, for the purposes of this sub-paragraph (a), the amount necessary to allow Borrower to repurchase any Equity Interest shall be an amount equal to the amount paid by 3Com Cayman for the purchase of that Equity Interest), (b) Borrower may make Restricted Junior Payments to 3Com Cayman with respect to the up to $41,000,000 in Cash to be paid to Seller pursuant to the 2006 share premium capital reduction; provided such amount shall only be paid out of the amounts set aside in an account held by H3C as of the Closing Date, (c) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Borrower may make Restricted Junior Payments to 3Com Cayman in an aggregate amount not to exceed the result of (i) the cumulative amount of Consolidated Excess Cash Flow for all Fiscal Years completed after the Closing Date and on or prior to the date of determination minus (ii) the portion of such Consolidated Excess Cash Flow that has been applied, or will be required to be applied, to the prepayment of Loans pursuant to Section 2.14(e) minus (iii) any amounts previously paid pursuant to this Section 6.4(c), (d) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Borrower may make Restricted Junior Payments to 3Com Cayman in an aggregate amount not to exceed the amount received by Borrower pursuant to the first proviso of Section 5.21(a) so long as the breach which led to the receipt of such proceeds has been cured and any dividends previously prohibited from being declared and distributed to H3C have been so declared and distributed, (e) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Borrower may make Restricted Junior Payments to 3Com Cayman in an aggregate amount not to exceed the amount of cash deposits held at H3C which were required to be put in place by a court order as part of the procedures being taken pursuant to Section 5.12 so long as such requirements are no longer applicable pursuant to such court order and (f) to the extent any portion of which would be deemed a Restricted Junior Payment, the Subsidiary Integration Transactions.

     6.5. RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS. Except as provided herein, no Credit Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Borrower to (a) pay dividends or make any other distributions on any of such Subsidiary's Equity Interests owned by Borrower or any other Subsidiary of Borrower, (b) repay or prepay any Indebtedness owed by such Subsidiary to Borrower or any other Subsidiary of Borrower, (c) make loans or advances to Borrower or any other Subsidiary of Borrower, or (d) transfer, lease or license any of its property or assets to Borrower or any other Subsidiary of Borrower other than restrictions (i) in agreements evidencing Indebtedness permitted by
Section 6.1(l) that impose restrictions on the property so acquired, (ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Equity Interests not otherwise prohibited under this Agreement or (iv) described on Schedule 6.5.

     6.6. INVESTMENTS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:


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

          (a) Investments in Cash and Cash Equivalents;

          (b) equity Investments owned as of the Closing Date in any Subsidiary and Investments made after the Closing Date in the Borrower and any wholly-owned Guarantor Subsidiary of Borrower;

          (c) Investments (i) in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of Borrower and its Subsidiaries;

          (d) intercompany loans to the extent permitted under Sections 6.1(b),
(d), (i), (n) and (s);

          (e) Consolidated Capital Expenditures with respect to Borrower and its Subsidiaries permitted by Section 6.7(d);

          (f) loans and advances to employees of Borrower and its Subsidiaries made in the ordinary course of business in an aggregate principal amount not to exceed $1,000,000 in the aggregate at any time;

          (g) Permitted Acquisitions permitted pursuant to Section 6.8;

          (h) Investments described in Schedule 6.6;

          (i) reinvestments in assets made pursuant to Section 2.14(a);

          (j) Investments in newly created Subsidiaries of the Borrower or any of its Subsidiaries in an aggregate amount not to exceed at any time $5,000,000;

          (k) to the extent deemed an Investment, any of the transactions taken pursuant to Sections 5.9 or 5.12;

          (l) to the extent deemed an Investment, the Subsidiary Integration Transactions;

          (m) other Investments in Subsidiaries other than wholly-owned Guarantor Subsidiaries of Borrower and other than Queenhive in an aggregate amount not to exceed at any time $5,000,000; provided, such amount shall be increased to $10,000,000 at any time after the Leverage Ratio (determined by reference to the most recently delivered Compliance Certificate) has decreased to less than 2.00:1.00; and

          (n) Investments in Queenhive incurred after the Closing Date in an aggregate amount not to exceed at any time $5,000,000.

     Notwithstanding the foregoing, in no event shall any Credit Party make any Investment which results in or facilitates in any manner any Restricted Junior payment not otherwise permitted under the terms of Section 6.4.


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     6.7. FINANCIAL COVENANTS.

          (a) Interest Coverage Ratio. Borrower shall not permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending June 30, 2007, to be less than 4.00:1.00.

          (b) Debt Service Coverage Ratio. Borrower shall not permit the Debt Service Coverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending June 30, 2007, to be less than 1.50:1.00.

          (c) Leverage Ratio. Borrower shall not permit the Leverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending June 30, 2007, to exceed the correlative ratio indicated:

             FISCAL QUARTER               LEVERAGE RATIO
---------------------------------------   --------------
             June 30, 2007                   3.30:1.00
September 30, 2007 through December 31,
                  2007                       3.10:1.00
  March 31, 2008 through June 30, 2008       3.00:1.00
September 30, 2008 though June 30, 2009      2.40:1.00
September 30, 2009 though June 30, 2010      1.90:1.00
September 30, 2010 though June 30, 2011      1.25:1.00
   September 30, 2011 and thereafter         1.00:1.00

          (d) Maximum Consolidated Capital Expenditures. Borrower shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year, in an aggregate amount for Borrower and its Subsidiaries in excess of $35,000,000; provided, such amount for any Fiscal Year shall be increased by an amount equal to the excess, if any, of such amount for the immediately preceding Fiscal Year (as adjusted in accordance with this proviso) over the actual amount of Consolidated Capital Expenditures for such previous Fiscal Year.

          (e) Certain Calculations. With respect to any period during which a Permitted Acquisition or an Asset Sale has occurred (each, a "SUBJECT TRANSACTION"), for purposes of determining compliance with the financial covenants set forth in this Section 6.7 (but not for purposes of determining the Applicable Margin), Consolidated Adjusted EBITDA and the components of Consolidated Debt Service shall be calculated with respect to such period on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a


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

continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the Securities and Exchange Commission, which would include cost savings resulting from head count reduction, closure of facilities and similar restructuring charges, which pro forma adjustments shall be certified by the chief financial officer of Borrower) using the historical audited financial statements of any business so acquired or to be acquired or sold or to be sold and the consolidated financial statements of Borrower and its Subsidiaries which shall be reformulated as if such Subject Transaction, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans incurred during such period).

     6.8. FUNDAMENTAL CHANGES; DISPOSITION OF ASSETS; ACQUISITIONS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or license, exchange, transfer or otherwise dispose of (excluding dividends, or other distributions, to shareholders not prohibited hereunder), in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and Capital Expenditures in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

          (a) any Subsidiary of Borrower may be merged with or into Borrower or any Guarantor Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Borrower or any Guarantor Subsidiary; provided, in the case of such a merger, Borrower or such Guarantor Subsidiary, as applicable shall be the continuing or surviving Person;

          (b) sales or other dispositions of assets that do not constitute Asset Sales;

          (c) Asset Sales, the proceeds of which (valued at the principal amount thereof in the case of non-Cash proceeds consisting of notes or other debt Securities and valued at fair market value in the case of other non-Cash proceeds) (i) are less than $5,000,000 with respect to any single Asset Sale or series of related Asset Sales and (ii) when aggregated with the proceeds of all other Asset Sales made since the Closing Date, are less than $15,000,000; provided (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Borrower (or similar governing body)), (2) no less than 75% thereof shall be paid in Cash, and (3) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.14(a);

          (d) disposals of obsolete, worn out or surplus property;


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          (e) Permitted Acquisitions, the consideration for which constitutes less than the sum of (i) $15,000,000 in the aggregate from the Closing Date to the date of determination; provided, such amount shall be increased to $30,000,000 at any time after the Leverage Ratio (determined by reference to the most recently delivered Compliance Certificate) has decreased to less than 1.50:1.00 plus (ii) the amount of Qualifying Subordinated Indebtedness incurred by Borrower pursuant to Section 6.1(n)(y) and the amount received by the Borrower (for the purpose of making Permitted Acquisitions) for the issuance of Equity Interests by the Borrower which carry no fixed or pre-determined cash dividend or otherwise receive cash contributions;

          (f) the Subsidiary Integration Transactions; provided any consideration paid by the Borrower or any of its Subsidiaries in connection with a the Subsidiary Integration Transactions shall have been provided to the Borrower or such Subsidiary from 3Com or other parent entity of the Borrower in the form of Qualifying Subordinated Debt or received by the Borrower (for the purpose of the Subsidiary Integration Transactions) for the issuance of Equity Interests by the Borrower which carry no fixed or pre-determined cash dividend or otherwise receive cash contributions;

          (g) Restricted Junior Payments made in accordance with Section 6.4;

          (h) transactions made pursuant to Section 5.9 or 5.12; and

          (i) Investments made in accordance with Section 6.6.

     6.9. DISPOSAL OF SUBSIDIARY INTERESTS. Except (i) for any sale of all of its interests (or, if less than all, no more than a minority of its interests) in the Equity Interests of any of its Subsidiaries in compliance with the provisions of Section 6.8, (ii) with respect to the Collateral in accordance with the terms of the Credit Documents and (iii) with respect to the Subsidiary Integration Transactions, no Credit Party shall, nor shall it permit any of its Subsidiaries to, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Equity Interests of any of its Subsidiaries, except to qualify directors if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Equity Interests of any of its Subsidiaries, except to another Credit Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law.

     6.10. SALES AND LEASE-BACKS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Credit Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Borrower or any of its Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Credit Party to any Person (other than Borrower or any of its Subsidiaries) in connection with such lease.

     6.11. TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of


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any service) with any Affiliate of Borrower on terms that are materially less favorable to Borrower or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not an Affiliate; provided, the foregoing restriction shall not apply to (a) any transaction between Borrower and any Guarantor or Guarantor Subsidiary; (b) reasonable and customary fees paid to members of the board of directors (or similar governing body) of Borrower and its Subsidiaries; (c) compensation arrangements for officers and other employees of Borrower and its Subsidiaries entered into in the ordinary course of business; (d) the Subsidiary Integration Transactions; (e) license and development activities between the Borrower and any Subsidiary or any Subsidiary with any other Subsidiary and development activities between 3Com and its Subsidiaries on the one hand, and Borrower and its Subsidiaries on the other hand, in each case to the extent such activities are in the ordinary course of business and consistent with past business practices; (f) intercompany loans and intercompany Investments otherwise permitted by Sections 6.1 and 6.6, respectively; and (g) transactions described in Schedule 6.11.

     6.12. CONDUCT OF BUSINESS. From and after the Closing Date, no Credit Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in or contemplated to be engaged in by such Credit Party on the Closing Date and similar, complementary or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.

     6.13. PERMITTED ACTIVITIES OF BORROWER. Borrower shall not (a) engage in any business or activity or own any assets other than (i) holding, after consummation of the Acquisition, 100% of the Equity Interests of H3C, (ii) performing its obligations and activities incidental thereto under the Credit Documents, and to the extent not inconsistent therewith, the Acquisition Agreement; (iii) borrowing money, making Restricted Junior Payments, Permitted Acquisitions and Investments to the extent permitted by this Agreement and (iv) effecting the Subsidiary Integration Transactions; (b) consolidate with or merge with or into, or convey, transfer, lease or license all or substantially all its assets to, any Person; (c) sell or otherwise dispose of any Equity Interests of any of its Subsidiaries; or (d) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

     6.14. AMENDMENTS OR WAIVERS OF ORGANIZATIONAL DOCUMENTS, INTERCOMPANY COVENANT AGREEMENT AND CERTAIN MATERIAL CONTRACTS. No Credit Party shall nor shall it permit any of its Subsidiaries to, agree to any material amendment, restatement, supplement or other modification to, or waiver of, any of its Organizational Documents, the Intercompany Covenant Agreement or any of its material rights under any Material Contract after the Closing Date if such action would adversely affect the Lenders without in each case obtaining the prior written consent of Requisite Lenders to such amendment, restatement, supplement or other modification or waiver.

     6.15. FISCAL YEAR. No Credit Party shall, nor shall it permit any of its Subsidiaries to change its Fiscal Year-end from December 31.


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SECTION 7. GUARANTY

     7.1. GUARANTY OF THE OBLIGATIONS. Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)) (collectively, the "GUARANTEED OBLIGATIONS").

     7.2. CONTRIBUTION BY GUARANTORS. All Guarantors desire to allocate among themselves (collectively, the "CONTRIBUTING GUARANTORS"), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a "FUNDING GUARANTOR") under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor's Aggregate Payments to equal its Fair Share as of such date. "FAIR SHARE" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guaranteed. "FAIR SHARE CONTRIBUTION AMOUNT" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state or foreign law; provided, solely for purposes of calculating the "FAIR SHARE CONTRIBUTION AMOUNT" with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. "AGGREGATE PAYMENTS" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

     7.3. PAYMENT BY GUARANTORS. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the


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failure of Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Borrower's becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

     7.4. LIABILITY OF GUARANTORS ABSOLUTE. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

          (a) this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

          (b) Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Borrower and any Beneficiary with respect to the existence of such Event of Default;

          (c) the obligations of each Guarantor hereunder are independent of the obligations of Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Borrower or any of such other guarantors and whether or not Borrower is joined in any such action or actions;

          (d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor's liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor's covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor's liability hereunder in respect of the Guaranteed Obligations;

          (e) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with


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respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or the applicable Hedge Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Borrower or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents or any Hedge Agreements; and

          (f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or any Hedge Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Hedge Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Hedge Agreement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect;
(iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any of the Hedge Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary's consent to the change, reorganization or termination of the corporate structure or existence of Borrower or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which Borrower may allege or assert against any Beneficiary


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in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

     7.5. WAIVERS BY GUARANTORS. Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Borrower or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary's errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Hedge Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

     7.6. GUARANTORS' RIGHTS OF SUBROGATION, CONTRIBUTION, ETC. Until the Guaranteed Obligations shall have been indefeasibly paid in full, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Borrower, and (c) any benefit of, and any right to participate in,


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any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

     7.7. SUBORDINATION OF OTHER OBLIGATIONS. Any Indebtedness of Borrower or any Guarantor now or hereafter held by any Guarantor (the "OBLIGEE GUARANTOR") is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

     7.8. CONTINUING GUARANTY. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

     7.9. AUTHORITY OF GUARANTORS OR BORROWER. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

     7.10. FINANCIAL CONDITION OF BORROWER. Any Credit Extension may be made to Borrower or continued from time to time, and any Hedge Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Borrower at the time of any such grant or continuation or at the time such Hedge Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor's assessment, of the financial condition of Borrower. Each Guarantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of Borrower and its ability to perform its obligations under the Credit Documents and the Hedge


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Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Borrower now known or hereafter known by any Beneficiary.

     7.11. BANKRUPTCY, ETC. (a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Borrower or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower or any other Guarantor or by any defense which Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

          (b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

          (c) In the event that all or any portion of the Guaranteed Obligations are paid by Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

     7.12. DISCHARGE OF GUARANTY UPON SALE OF GUARANTOR. If all of the Equity Interests of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale

     7.13. DISCHARGE OF GUARANTIES FROM HOLDCO GUARANTORS. Notwithstanding any of the foregoing, the obligations of the Holdco Guarantors hereunder shall be automatically and


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unconditionally released following the delivery by Borrower of evidence reasonably satisfactory to Administrative Agent and Syndication Agent of compliance by Borrower and the Holdco Guarantors with the provisions set forth in Sections 5.9 through 5.12. Each of the Agents agrees to execute all documents necessary to evidence the release of the Guaranty of each Holdco Guarantor forthwith upon such compliance with such provisions.

SECTION 8. EVENTS OF DEFAULT

     8.1. EVENTS OF DEFAULT. If any one or more of the following conditions or events shall occur:

          (a) Failure to Make Payments When Due. Failure by Borrower to pay (i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise or (ii) any interest on any Loan or any fee or any other amount due hereunder; provided that, with respect to both clauses (i) and (ii), such amount may be paid within three Business Days after the date due without giving rise to an Event of Default if nonpayment was due solely to an administrative or technical error; or

          (b) Default in Other Agreements. (i) Failure of any Credit Party or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) with an aggregate principal amount of $5,000,000 or more, beyond the grace period, if any, provided therefor; or (ii) breach or default by any Credit Party with respect to any other material term of (1) one or more items of Indebtedness in the individual or aggregate principal amount referred to in clause (i) above or
(2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders) to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

          (c) Breach of Certain Covenants. Failure of any Credit Party or, where applicable, Holdco Guarantor to perform or comply with any term or condition contained in Section 2.6, Sections 5.1(b), 5.1(c), 5.1(d) and 5.1(f), Section
5.2 or Section 6; provided that, in the case of Section 5.1(c)(ii), such failure to comply has not been remedied by delivery of such report or waived within thirty days of such default; or

          (d) Breach of Representations, etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party or any Holdco Guarantor in any Credit Document or in any statement or certificate at any time given by any Holdco Guarantor, any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or


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          (e) Other Defaults Under Credit Documents. Any Credit Party or (for so
long as the Guaranties of the Holdco Guarantors remain in effect) any Holdco Guarantor shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 8.1, and (x) such default shall not have been remedied or waived within thirty days after the earlier of (i) an officer of such Credit Party or such Holdco Guarantor becoming aware of such default or (ii) receipt by Borrower of notice from Administrative Agent or any Lender of such default or (y) in the case of Section 5.21(a), compliance with such section shall not have been remedied or waived by the Business Day prior to the applicable payment date as if the phrase "one month" in such subsection were changed to "the Business Day prior to the applicable payment date"; or

          (f) Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Borrower, any of its Subsidiaries or (for so long as the Guaranties of the Holdco Guarantors remain in effect) any Holdco Guarantor in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Borrower, any of its Subsidiaries or (for so long as the Guaranties of the Holdco Guarantors remain in effect) any Holdco Guarantor under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower, any of its Subsidiaries or (for so long as the Guaranties of the Holdco Guarantors remain in effect) any Holdco Guarantor, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Borrower, any of its Subsidiaries or (for so long as the Guaranties of the Holdco Guarantors remain in effect) any Holdco Guarantor for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Borrower, any of its Subsidiaries or such Holdco Guarantor, as the case may be, and any such event described in this clause (ii) shall continue for sixty days without having been dismissed, bonded or discharged; or

          (g) Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Borrower, any of its Subsidiaries or (for so long as the Guaranties of the Holdco Guarantors remain in effect) any Holdco Guarantor shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Borrower, any of its Subsidiaries or (for so long as the Guaranties of the Holdco Guarantors remain in effect) any Holdco Guarantor shall make any assignment for the benefit of creditors; or (ii) Borrower, any of its Subsidiaries or (for so long as the Guaranties of the Holdco Guarantors remain in effect) any Holdco Guarantor shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of Borrower, any of its Subsidiaries or (for so long as the Guaranties of the Holdco Guarantors remain in effect) any

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Holdco Guarantor (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f) (excluding for all purposes of this Section 8.1(g) any such actions taken pursuant to a transaction otherwise permitted by Section 6.8(a) hereof); or

          (h) Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving in the aggregate at any time an amount in excess of $5,000,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Borrower or any of its Subsidiaries or (for so long as the Guaranties of the Holdco Guarantors remain in effect) any Holdco Guarantor or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty days (or in any event later than five days prior to the date of any proposed sale thereunder); or

          (i) Dissolution. Any order, judgment or decree shall be entered against any Credit Party or (for so long as the Guaranties of the Holdco Guarantors remain in effect) any Holdco Guarantor decreeing the dissolution or split up of such Credit Party or such Holdco Guarantor and such order shall remain undischarged or unstayed for a period in excess of thirty days; or

          (j) Employee Plans. (i) There shall occur one or more material events in respect of any Employee Plans (or a resolution is passed or proceedings commenced to terminate any Employee Plan) which individually or in the aggregate results in or might reasonably be expected to result in liability of Borrower, any of its Subsidiaries in excess of $5,000,000 during the term hereof; or (ii) there exists any fact or circumstance that reasonably could be expected to result in the imposition of a Lien or security interest under any applicable law with respect to any Employee Plan.

          (k) Change of Control. A Change of Control shall occur; or

          (l) Guaranties, Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations or the release of the Holdco Guarantors pursuant to the terms hereof, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void by a court of competent jurisdiction or by any Guarantor or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral or any Guaranty of a Holdco Guarantor in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void by a court of competent jurisdiction or by the Borrower or any Guarantor, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of Collateral Agent or any Secured Party to take any action within its control, or (iii) any Credit Party or any Holdco Guarantor shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders,


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under any Credit Document to which it is a party or shall contest the validity or perfection of any Lien in any Collateral purported to be covered by the Collateral Documents;

THEN, (1) upon the occurrence of any Event of Default described in Sections 8.1(f) or 8.1(g) (except with respect to Excluded Subsidiaries), automatically, and (2) upon the occurrence of any other Event of Default (including those described in Sections 8.1(f) or (g) with respect to Excluded Subsidiaries), at the request of (or with the consent of) Requisite Lenders, upon notice to Borrower by Administrative Agent, (A) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest on the Loans and (II) all other Obligations and (B) Administrative Agent may cause Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents.

SECTION 9. AGENTS

     9.1. APPOINTMENT OF AGENTS. GSCP is hereby appointed Syndication Agent hereunder, and each Lender hereby authorizes GSCP to act as Syndication Agent in accordance with the terms hereof and the other Credit Documents. GSCP is hereby appointed Administrative Agent and under the other Credit Documents and each Lender hereby authorizes GSCP to act as Administrative Agent in accordance with the terms hereof and the other Credit Documents. ICBC is hereby appointed Collateral Agent hereunder and under the other Credit Documents and each Lender hereby authorizes ICBC to act as Collateral Agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrower or any of its Subsidiaries. Syndication Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the Closing Date, GSCP, in its capacity as Syndication Agent, shall not have any obligations but shall be entitled to all benefits of this Section 9.

     9.2. POWERS AND DUTIES. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect


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hereof or any of the other Credit Documents except as expressly set forth herein or therein. Administrative Agent hereby agrees that it shall (i) furnish to GSCP, in its capacity as Arranger, upon GSCP's request, a copy of the Register,
(ii) cooperate with GSCP in granting access to any Lenders (or potential lenders) who GSCP identifies to the Platform and (iii) maintain GSCP's access to the Information Site.

     9.3. GENERAL IMMUNITY.

          (a) No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans.

          (b) Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent's gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Borrower and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5).

          (c) Delegation of Duties. Administrative Agent or Collateral Agent, as applicable, may perform any and all of its duties and exercise its rights and powers under this


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Agreement or under any other Credit Document by or through any one or more sub-agents appointed by Administrative Agent or Collateral Agent, as applicable. Administrative Agent or Collateral Agent, as applicable, and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 9.3 and of Section 9.6 shall apply to any the Affiliates of Administrative Agent or Collateral Agent, as applicable, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent or Collateral Agent, as applicable. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this
Section 9.3 and of Section 9.6 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by Administrative Agent or Collateral Agent, as applicable, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Credit Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to Administrative Agent or Collateral Agent, as applicable, and not to any Credit Party, Lender or any other Person and no Credit Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

     9.4. AGENTS ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term "Lender" shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Borrower or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection herewith and otherwise without having to account for the same to Lenders.

     9.5. LENDERS' REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENT.

          (a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Borrower and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Borrower and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the


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Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

          (b) Each Lender, by delivering its signature page to this Agreement or an Assignment Agreement and funding its Term Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

     9.6. RIGHT TO INDEMNITY. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Credit Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender's Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence. To the extent required by applicable law, Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If any Governmental Authority asserts a claim that Administrative Agent did not properly withhold tax from amounts paid to or on account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify Administrative Agent of a change in circumstances which rendered exemption from or reduction of withholding tax ineffective or for any other reason, such Lender shall indemnify Administrative Agent fully for amounts paid, directly or indirectly, by Administrative Agent as tax or otherwise, including any penalties, interest and together with any expenses incurred thereto.

     9.7. SUCCESSOR ADMINISTRATIVE AGENT AND COLLATERAL AGENT. (a) Administrative Agent may resign at any time by giving thirty days' prior written notice thereof to Lenders and Borrower, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Borrower and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right after consultation with Borrower, upon five Business Days' notice to Borrower, to appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights,


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powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall promptly transfer to such successor Administrative Agent all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Credit Documents whereupon such retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. If the Requisite Lenders have not appointed a successor Administrative Agent, Administrative Agent shall have the right (after consultation with Borrower) to appoint a financial institution to act as Administrative Agent hereunder and in any case, Administrative Agent's resignation shall become effective on the thirtieth day after such notice of resignation. If neither the Requisite Lenders nor Administrative Agent have appointed a successor Administrative Agent, the Requisite Lenders shall be deemed to succeeded to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder.

     (b) Collateral Agent may resign at any time by giving thirty days' prior written notice thereof to Lenders and Borrower, and Collateral Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Borrower and Collateral Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right after consultation with Borrower, upon five Business Days' notice to Borrower, to appoint a successor Collateral Agent. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent and the retiring or removed Collateral Agent shall promptly (i) transfer to such successor Collateral Agent all items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under the Credit Documents, and (ii) execute and deliver to such successor Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created under the Collateral Documents, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations hereunder. If the Requisite Lenders have not appointed a successor Collateral Agent, Collateral Agent shall have the right (after consultation with Borrower) to appoint a financial institution to act as Collateral Agent hereunder and in any case, Collateral Agent's resignation shall become effective on the thirtieth day after such notice of resignation. After any retiring or removed Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Section 9(b) shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent hereunder.

     9.8. COLLATERAL DOCUMENTS AND GUARANTY.

          (a) Agents under Collateral Documents and Guaranty. Each Secured Party hereby further authorizes Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Guaranty, the Collateral and the Collateral Documents; provided that


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neither Administrative Agent nor Collateral Agent shall owe any fiduciary duty, duty of loyalty, duty of care, duty of disclosure or any other obligation whatsoever to any holder of Obligations with respect to any Hedge Agreement. Subject to Section 10.5, without further written consent or authorization from any Secured Party, Administrative Agent or Collateral Agent, as applicable may execute any documents or instruments necessary to (i) in connection with a sale or disposition of assets permitted by this Agreement, release any Lien encumbering any item of Collateral that is the subject of such sale or other disposition of assets or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented or (ii) release any Guarantor from the Guaranty pursuant to Section
7.12 or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented.

          (b) Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Credit Documents to the contrary notwithstanding, Borrower, Administrative Agent, Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent, and (ii) in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale or other disposition.

          (c) Rights under Hedge Agreements. No Hedge Agreement will create (or be deemed to create) in favor of any Lender Counterparty that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Credit Documents except as expressly provided in Sections 2.16(h) and 10.5(c)(i) of this Agreement.

SECTION 10. MISCELLANEOUS

     10.1. NOTICES.

          (a) Notices Generally. Any notice or other communication herein required or permitted to be given to a Credit Party, Syndication Agent, Collateral Agent or Administrative Agent, shall be sent to such Person's address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent and Borrower in writing. Except as otherwise set forth in paragraph (b) below, each notice hereunder shall be in writing and may be personally


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served, telexed or sent by telefacsimile or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof or upon receipt of telefacsimile or telex; provided, no notice to any Agent shall be effective until received by such Agent; provided further, any such notice or other communication shall at the request of Administrative Agent be provided to any sub-agent appointed pursuant to Section 9.3(c) hereto as designated by Administrative Agent from time to time.

          (b) Electronic Communications.

               (i) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2 if such Lender has notified Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

               (ii) Each of the Holdco Guarantors and the Credit Parties understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of Administrative Agent.

               (iii) The Platform and any Approved Electronic Communications are provided "as is" and "as available". None of the Agents or any of their respective officers, directors, employees, agents, advisors or representatives (the "AGENT AFFILIATES") warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Agent Affiliates in connection with the Platform or the Approved Electronic Communications.


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               (iv) Each of the Holdco Guarantors, the Credit Parties, the
     Lenders and the Agents agree that Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with Administrative Agent's customary document retention procedures and policies and subject always to the provisions of
     Section 10.17.

     10.2. EXPENSES. Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to pay promptly (a) all reasonable costs and expenses of preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (b) all reasonable costs of furnishing all opinions by counsel for Borrower and the other Credit Parties; (c) all reasonable fees, expenses and disbursements of counsel to Agents in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Borrower; (d) all the actual costs and reasonable expenses of creating, perfecting and recording Liens in favor of Collateral Agent, for the benefit of the Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or Requisite Lenders may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (e) all reasonable costs, fees, expenses and disbursements of any auditors, accountants, consultants or appraisers; (f) all reasonable costs and expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (g) all other actual and reasonable costs and expenses incurred by each Agent in connection with the syndication of the Loans and Commitments and the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (h) after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable attorneys' fees and costs of settlement, incurred by any Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party or Holdco Guarantor hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale, lease or license of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or pursuant to any insolvency or bankruptcy cases or proceedings.

     10.3. INDEMNITY.

          (a) In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless, each Agent and Lender and the officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents and Affiliates of each Agent and each Lender (each, an "INDEMNITEE"), from and against any and all Indemnified Liabilities; provided, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertakings to defend, indemnify, pay and hold harmless set


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forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

          (b) To the extent permitted by applicable law, no Holdco Guarantor or Credit Party shall assert, and each Holdco Guarantor and Credit Party hereby waives, any claim against each Lender, each Agent and their respective Affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Holdco Guarantor and Credit Party hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     10.4. SET-OFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder and participations therein and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto and participations therein or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to
Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured.

     10.5. AMENDMENTS AND WAIVERS.

          (a) Requisite Lenders' Consent. Subject to the additional requirements of Sections 10.5(b) and 10.5(c) and save as otherwise provided in this Agreement, no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Holdco Guarantor or Credit Party therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders; provided that Administrative Agent may, with the consent of Borrower only, amend, modify or supplement this Agreement to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender.


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          (b) Affected Lenders' Consent. Without the written consent of each
Lender that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

               (i) extend the scheduled final maturity of any Loan or Note;

               (ii) waive, reduce or postpone any scheduled repayment (but not prepayment);

               (iii) reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.10) or any fee or any premium payable hereunder;

               (iv) extend the time for payment of any such interest or fees;

               (v) reduce the principal amount of any Loan;

               (vi) amend, modify, terminate or waive any provision of Section this Section 10.5(b), Section 10.5(c) or any other provision of this Agreement that expressly provides that the consent of all Lenders is required;

               (vii) amend the definition of "REQUISITE LENDERS" or "PRO RATA SHARE"; provided, with the consent of Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of "REQUISITE LENDERS" or "PRO RATA SHARE" on substantially the same basis as the Term Loan Commitments and the Term Loans are included on the Closing Date;

               (viii) release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Credit Documents (and it is acknowledged and agreed that no consent from Lenders is required for the discharge of any Guarantor or Holdco Guarantor pursuant to Section 7.12 or 7.13); or

               (ix) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document.

          (c) Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:

               (i) amend, modify or waive this Agreement or any Collateral Document so as to alter the ratable treatment of Obligations arising under the Credit Documents and Obligations arising under Hedge Agreements or the definition of "LENDER COUNTERPARTY," "HEDGE AGREEMENT," "OBLIGATIONS," or "SECURED OBLIGATIONS" in each case in a manner adverse to any Lender Counterparty with Obligations then outstanding without the written consent of any such Lender Counterparty; or


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               (ii) amend, modify, terminate or waive any provision of Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent.

          (d) Execution of Amendments, etc. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Holdco Guarantor or any Credit Party in any case shall entitle such Holdco Guarantor or such Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Holdco Guarantor or Credit Party, on such Holdco Guarantor or Credit Party, as the case may be.

     10.6. SUCCESSORS AND ASSIGNS; PARTICIPATIONS.

          (a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Holdco Guarantor's or Credit Party's rights or obligations hereunder nor any interest therein may be assigned or delegated by any Holdco Guarantor or Credit Party without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Register. Borrower, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until recorded in the Register following receipt of an Assignment Agreement effecting the assignment or transfer thereof, in each case, as provided in Section 10.6(d). Each assignment shall be recorded in the Register on the Business Day the Assignment Agreement is received by Administrative Agent, if received by 12:00 noon London time, and on the following Business Day if received after such time, prompt notice thereof shall be provided to Borrower and a copy of such Assignment Agreement shall be maintained. The date of such recordation of a transfer shall be referred to herein as the "ASSIGNMENT EFFECTIVE DATE." Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

          (c) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitment or Loans owing to it or other Obligations (provided, however, that pro rata assignments shall not be required and each assignment shall be of a uniform, and not


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varying, percentage of all rights and obligations under and in respect of any applicable Loan and any related Commitments):

               (i) to any Person meeting the criteria of clause (i) of the definition of the term of "Eligible Assignee" upon the giving of notice to Borrower and Administrative Agent; and

               (ii) to any Person meeting the criteria of clause (ii) of the definition of the term of "Eligible Assignee" upon giving of notice to Borrower and Administrative Agent; provided, further each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than $1,000,000 (or such lesser amount as may be agreed to by Borrower and Administrative Agent or as shall constitute the aggregate amount of the Term Loan of the assigning Lender) with respect to the assignment of Term Loans.

          (d) Mechanics. Assignments of Term Loan by Lenders shall be made with a manually executed Assignment Agreement and delivery to Administrative Agent of such Assignment Agreement together with a processing and recordation fee of $1500. Assignments made pursuant to the foregoing provision shall be effective as of the Assignment Effective Date. In connection with all assignments there shall be delivered to Administrative Agent such forms, certificates or other evidence, if any, with respect to United States federal backup withholding matters as the assignee under such Assignment Agreement may be required to deliver pursuant to Section 2.20(c).

          (e) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Loans, represents and warrants to the other parties to this Agreement as of the Closing Date or as of the Assignment Effective Date that (i) it is an Eligible Assignee;
(ii) it has experience and expertise in the making of or investing in loans such as the applicable Loans; and (iii) it will make or invest in, as the case may be, its Loans for its own account in the ordinary course and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control).

          (f) Effect of Assignment. Subject to the terms and conditions of this
Section 10.6, as of the "Assignment Effective Date" (i) the assignee thereunder shall have the rights and obligations of a "Lender" hereunder to the extent of its interest in the Loans as reflected in the Register and shall thereafter be a party hereto and a "Lender" for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and, except with respect to its obligations under Section 10.17 which shall continue for a period of not greater than one year from the date of such assignment, be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender's rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided, anything contained in any of the Credit Documents to the contrary notwithstanding such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters


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arising out of the prior involvement of such assigning Lender as a Lender hereunder); and (iii) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon Borrower shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new outstanding Loans of the assignee and/or the assigning Lender.

          (g) Participations.

               (i) Each Lender shall have the right at any time to sell one or more participations to any Person (other than Borrower, any of its Subsidiaries or any of its Affiliates) in all or any part of its Commitments, Loans or in any other Obligation.

               (ii) The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (A) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (B) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or (C) release all or substantially all of the Collateral under the Collateral Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating.

               (iii) Borrower agrees that each participant shall be entitled to the benefits of Sections 2.18(c), 2.19 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided, a participant shall not be entitled to receive any greater payment under Section 2.19 or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with Borrower's prior written consent; provided further that, except as specifically set forth in this paragraph (g)(iii), nothing herein shall require any notice to the Borrower or any other Person in connection with the sale of any participation. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17 as though it were a Lender.

          (h) Certain Other Assignments and Participations. In addition to any other assignment or participation permitted pursuant to this Section 10.6 any Lender may assign and/or pledge all or any portion of its Loans, the other Obligations owed by or to such Lender, and its


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Notes, if any, to secure obligations of such Lender including to any Federal
Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors and any operating circular issued by such Federal Reserve Bank; provided, that no Lender, as between Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, that in no event shall the applicable Federal Reserve Bank, pledgee or trustee, be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

     10.7. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

     10.8. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.18(c), 2.19, 2.20, 10.2,
10.3 and 10.4 and the agreements of Lenders set forth in Sections 2.17, 9.3(b),
9.6 and 10.17 (for a period of not longer than one year from the applicable date) shall survive the repayment of the Loans and the termination hereof.

     10.9. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Hedge Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

     10.10. MARSHALLING; PAYMENTS SET ASIDE. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or any Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.


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     10.11. SEVERABILITY. In case any provision in or obligation hereunder or under any other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     10.12. OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

     10.13. HEADINGS. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

     10.14. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     10.15. CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY OR HOLDCO GUARANTOR ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH OF H3C HOLDINGS LIMITED, 3COM, 3COM HOLDINGS AND 3COM CAYMAN, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) APPOINTS CT CORPORATION SYSTEM AS ITS AGENT FOR SERVICE OF PROCESS FOR ANY MATTERS ARISING UNDER THIS AGREEMENT; (D) AGREES THAT SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING MAY BE MADE UPON IT AT THE OFFICE OF SUCH AGENT AT 111 EIGHTH AVENUE, NEW YORK, NY 10011, AND AGREES THAT SUCH SERVICE SHALL BE SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY OR HOLDCO GUARANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY OR HOLDCO GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.


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     10.16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO
WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION
10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     10.17. CONFIDENTIALITY. Each Agent (which term shall for the purposes of this Section 10.17 include the Arranger), and each Lender shall hold all non-public information regarding 3Com, the Holdco Guarantors, Borrower and its Subsidiaries and their businesses identified as such by any such entities and obtained by such Lender, in whatever form, pursuant to the requirements hereof confidential and shall only use such non-public information for the sole purposes of the transactions contemplated by the Credit Documents and shall not disclose such non-public information except as permitted pursuant to this
Section 10.17 and shall treat such non-public information with the same degree of care that such Agent or Lender would apply to confidential information of other borrowers to whom they extend credit, it being understood and agreed by Borrower that, in any event, each Agent and each Lender may make (i) to the extent necessary for the administration hereof, disclosures of such information to Affiliates of such Lender or Agent and to their respective agents and advisors (and to other Persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17), (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to the Borrower and its


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

obligations (provided, such assignees, transferees, participants, counterparties and advisors are advised of and agree to be bound by either the provisions of this Section 10.17 or other provisions at least as restrictive as this Section 10.17), (iii) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Holdco Guarantors and the Credit Parties received by it from any of the Agents or any Lender, and (iv) disclosures required or requested by any governmental agency or representative thereof or by the NAIC or pursuant to legal or judicial process; provided, unless specifically prohibited by applicable law or court order, each Lender and each Agent shall make reasonable efforts to notify Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information. In addition, each Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement (but not any of the non-public information referred to above) to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement and the other Credit Documents. Notwithstanding their discharge pursuant to Section 7.13, the Holdco Guarantors shall remain entitled to the benefits of this Section 10.17 for so long as it is in effect as if they were Credit Parties hereto.

     10.18. USURY SAVINGS CLAUSE. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Borrower shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to Borrower.

     10.19. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or electronic


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

transmission (in pdf format) will be effective as delivery of a manually executed counterpart hereof.

     10.20. EFFECTIVENESS. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrower and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

     10.21. PATRIOT ACT. Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender or Administrative Agent, as applicable, to identify Borrower in accordance with the Act.

     10.22. ELECTRONIC EXECUTION OF ASSIGNMENTS. The words "execution," "signed," "signature," and words of like import in any Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

     10.23. JUDGMENT CURRENCY.

          (a) If, for the purposes of obtaining or enforcing any judgment or award in any court, or for making or filing a claim or proof, it is necessary to convert a sum due hereunder in any currency (the "ORIGINAL CURRENCY") into another currency (the "OTHER CURRENCY"), the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, Administrative Agent could purchase the Original Currency with such Other Currency in New York, New York on the Business Day immediately preceding the day on which any such judgment, or any relevant part thereof, is given.

          (b) The obligations of Borrower in respect of any sum due from it to any Agent or Lender hereunder shall, notwithstanding any judgment or award in such Other Currency, be discharged only to the extent that on the Business Day following receipt by such Agent or Lender of any sum adjudged to be so due in such Other Currency such Agent or Lender may in accordance with normal banking procedures purchase the Original Currency with such Other Currency; if the Original Currency so purchased is less than the sum originally due such Agent or Lender in the Original Currency, Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Agent or Lender against such loss, and if the Original Currency so purchased exceeds the sum originally due to such Agent or Lender in the Original Currency, such Agent or Lender shall remit such excess to Borrower.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                        H3C HOLDINGS LIMITED


                                        By: /S/ NEAL D. GOLDMAN
                                            ------------------------------------
                                        Name: Neal D. Goldman
                                        Title: Director


                                        3COM CORPORATION


                                        By: /S/ NEAL D. GOLDMAN
                                            ------------------------------------
                                        Name: Neal D. Goldman
                                        Title: SVP, Chief Administrative and
                                               Legal Officer and Secretary


                                        3COM HOLDINGS LIMITED


                                        By: /S/ NEAL D. GOLDMAN
                                            ------------------------------------
                                        Name: Neal D. Goldman
                                        Title: Director


                                        3COM TECHNOLOGIES


                                        By: /S/ NEAL D. GOLDMAN
                                            ------------------------------------
                                        Name: Neal D. Goldman
                                        Title: Director

                                                   Credit and Guaranty Agreement

                                        GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                        as Administrative Agent, Syndication
                                        Agent and a Lender


                                        By: /s/ THOMAS G. CONNOLLY,
                                            ------------------------------------
                                            MANAGING DIRECTOR
                                            Authorized Signatory

                                                   Credit and Guaranty Agreement

                                        INDUSTRIAL AND COMMERCIAL BANK OF CHINA
                                        (ASIA) LIMITED,
                                        as Collateral Agent and a Lender


                                        By: /S/ MR. WAN SIU WAH, WILSON
                                            ------------------------------------
                                        Name: Mr. Wan Siu Wah, Wilson
                                        Title: Assistant General Manager, Head
                                               of Corporate Banking Department


                                        By: /S/ MR. SHAM CHAI MAN, PETER
                                            ------------------------------------
                                        Name: Mr. Sham Chai Man, Peter
                                        Title: Multinational Corporate Head,
                                               Corporate Banking Department

                                                   Credit and Guaranty Agreement

                                        WESTLB AG, HONG KONG BRANCH,
                                        as a Lender


                                        By: /S/ CHARLES REGAN
                                            ------------------------------------
                                        Name: Charles Regan
                                        Title: Executive Director


                                        By: /S/ HENRY HUI
                                            ------------------------------------
                                        Name: Henry Hui
                                        Title: Director

                                                   Credit and Guaranty Agreement

                                                                      APPENDIX A
                                                TO CREDIT AND GUARANTY AGREEMENT

                              TERM LOAN COMMITMENTS

                                                                PRO
                    LENDER           TERM LOAN COMMITMENT   RATA SHARE
                    ------           --------------------   ----------
Goldman Sachs Credit Partners L.P.      $325,000,000.00        75.6%
Industrial and Commercial Bank of
   China (Asia) Limited                 $ 60,000,000.00        14.0%
WestLB AG, Hong Kong Branch             $ 45,000,000.00        10.4%
                                        ---------------        ----
   TOTAL                                $430,000,000.00         100%
                                        ===============        ====


                                  APPENDIX A-1

                                                                      APPENDIX B
                                                TO CREDIT AND GUARANTY AGREEMENT

                                NOTICE ADDRESSES

H3C HOLDINGS LIMITED
     In care of:
     3Com Corporation
     350 Campus Drive
     Marlborough, MA 01752
     Attention: Chief Administrative and Legal Officer
     Facsimile: (508) 323-1044

in each case, with a copy to:
     Attention: Chief Financial Officer
     Facsimile: (508) 323-1044

3COM CORPORATION
3COM HOLDINGS LIMITED
3COM TECHNOLOGIES
     In care of:
     3Com Corporation
     350 Campus Drive
     Marlborough, MA 01752
     Attention: Chief Administrative and Legal Officer
     Facsimile: (508) 323-1044

in each case, with a copy to:
         Attention: Chief Financial Officer
         Facsimile: (508) 323-1044


                                  APPENDIX B-2

HUAWEI-3COM CO., LIMITED
     In care of:
     3Com Corporation
     350 Campus Drive
     Marlborough, MA 01752
     Attention: Chief Administrative and Legal Officer
     Facsimile: (508) 323-1044

in each case, with a copy to:
     Attention: Chief Financial Officer
     Facsimile: (508) 323-1044

and:
     Huawei-3Com Co., Limited
     East of Liuhe Road
     Zhijiang Science Park
     Hangzhou, PR China 310053
     Attention: General Counsel and Chief Financial Officer


                                  APPENDIX B-3

GOLDMAN SACHS CREDIT PARTNERS L.P.,
As Administrative Agent and a Lender:

As a Lender:

Goldman Sachs Credit Partners L.P.
c/o Goldman Sachs International
Petershill, 01 Carter Lane London EC4V 5ER
United Kingdom
Attention: Caroline Bran / Nicola Laming
Telephone: +44 20 7552 3881 / 2832
Telecopier: +44 20 7552 7070
Email: LoanDocumentation@LN.email.gs.com

As Administrative Agent:

Goldman Sachs Credit Partners L.P.
c/o Goldman Sachs International
Petershill, 01 Carter Lane London EC4V 5ER
United Kingdom
Attention: Nicola Laming / Jessica Widdowson
Telephone: +44 20 7552 2832/7774 8229
Telecopier: +44 20 7552 7070
Email and for delivery of final financial statements for posting:
Ficc-ln-loans-agency@ln.email.gs.com


                                  APPENDIX B-4

INDUSTRIAL AND COMMERCIAL BANK OF CHINA (ASIA) LIMITED, as Collateral Agent and a Lender

Collateral Agent's Principal Office:
     Corporate Banking Department
     Industrial and Commercial Bank of China (Asia) Limited
     33/F ICBC Tower
     3 Garden Road, Central
     Hong Kong
     Attention: Peter Sham, Rachel To
     Facsimile: 852-2869-8221


                                  APPENDIX B-5

WESTLB AG, HONG KONG BRANCH,
as a Lender

Principal Office:
     WestLB AG, Hong Kong Branch
     37/F ICBC Tower
     3 Garden Road, Central
     Hong Kong
     Attention: William Ip/ Florence Yip/Edmund Wong/Samuel Chui
     Facsimile: 852-2842-0290/0298


                                  APPENDIX B-6